United States
Securities and Exchange Commission
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Littelfuse, Inc.
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Notice of Annual Meeting of Stockholders
Proxy Statement
Forward-Looking Information
Voting
Ownership of Littelfuse, Inc. Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal No. 1
Information Concerning the Board of Directors and Its Committees
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report
Compensation Tables and Narrative Disclosures
Certain Relationships and Related Transactions
Report of the Audit Committee
Proposal No. 2 Approval and Ratification of Appointment of Independent Auditors
Proposal No. 3 Approval of Littelfuse, Inc. Long-Term Incentive Plan
Compensation Plan Information
Stockholder Proposals
Other Matters

Littelfuse, Inc.
O’Hare Plaza
8755 West Higgins Road
Chicago, Illinois 60631

Notice of Annual Meeting of Stockholders

April 30, 2010

The 2010 annual meeting of the stockholders of Littelfuse, Inc. (the “Company”) will be held at Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, Illinois 60631, on Friday, April 30, 2010 at 9:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

1. To elect seven directors to serve a term of one year or until their successors are elected;

2. To approve and ratify the appointment by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent auditors for the fiscal year of the Company ending January 1, 2011;

3. To approve the adoption of the Littelfuse, Inc. Long-Term Incentive Plan; and

4. To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Stockholders of record of the Company at the close of business on March 1, 2010 will be entitled to vote at the meeting.

Mary S. Muchoney
Secretary

March 17, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on April 30, 2010:

The Proxy Statement and the 2009 Annual Report to Stockholders of Littelfuse, Inc.,
including the Annual Report on Form 10-K for the fiscal year ended January 2, 2010, are available at www.proxyvote.com.

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held On

April 30, 2010

We are furnishing this Proxy Statement to the stockholders of Littelfuse, Inc. in connection with the solicitation by the Board of Directors of Littelfuse, Inc. (the “Board”) of proxies to be voted at our annual meeting of stockholders to be held on April 30, 2010. The annual meeting will be held at Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, Illinois 60631, at 9:00 a.m., local time, and at any postponements or adjournments of that meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “Littelfuse” refer to Littelfuse, Inc.

Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to us sent to the attention of our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, execution of a subsequent proxy, voting on the Internet or by telephone or attendance at the annual meeting and voting in person. Mere attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any postponements or adjournment thereof.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone or in person.

Under Securities and Exchange Commission rules, this Proxy Statement, our 2009 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, and other proxy materials are available online at www.proxyvote.com. We encourage you to access and review all of the important information in the proxy materials before voting. The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on or about March 17, 2010.

Forward-Looking Information

Statements in this Proxy Statement not based on historical facts are considered “forward-looking” and, accordingly, may involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. We are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. See our Annual Report on Form 10-K for the year ended January 2, 2010 (the “2009 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors in Item 1A. “Risk Factors.”

The Board of Directors recommends a vote FOR ALL the nominees for director named in Proposal 1, a vote FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors as discussed in Proposal 2 and a vote FOR the approval of the Littelfuse, Inc. Long-Term Incentive Plan as discussed in Proposal 3.

Voting

Stockholders of record on the books of the Company at the close of business on March 1, 2010, the record date for the annual meeting, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at our headquarters located at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631 and at Wells Fargo Bank, N.A., our transfer agent, at 161 North Concord Exchange South, St. Paul, Minnesota 55075. On March 1, 2010, we had outstanding 21,880,155 shares of our common stock, par value $.01 per share. Each outstanding share of common stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR ALL of the nominees for director, FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors and FOR the approval of the Littelfuse, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”). In the event any nominee for director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominated by the Board. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted at the discretion of the named proxies.

Our bylaws provide that a majority of all of the shares of common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote “against” the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the ratification of Ernst & Young LLP as independent auditors and the approval of the Long-Term Incentive Plan. With respect to the election of directors, the seven nominees who receive the most votes at the meeting will be elected.

Ownership of Littelfuse, Inc. Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 1, 2010, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director, by each executive officer named in the Summary Compensation Table and by all of our directors and executive officers as a group. Information concerning persons known to us to be beneficial owners of more than 5% of our common stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the SEC. Of the shares reported, none are subject to pledge or lien in a margin account or pursuant to a loan agreement.

	Number of Shares of Common
	Stock Beneficially Owned(1)
	Shares	Percent

Royce & Associates, LLC(2)	1,805,095	8.2%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Barrow, Hanley, Mewhinney & Strauss, Inc.(3)	1,776,785	8.1%
2200 Ross Avenue 31st Floor
Dallas, TX 75201
Daruma Asset Management, Inc.(4)	1,698,700	7.8%
80 West 40th Street, 9th Floor
New York, NY 10018
BlackRock, Inc.(5)	1,636,685	7.5%
40 East 52nd Street
New York, New York 10022
Lord, Abbett & Co. LLC(6)	1,600,835	7.3%
90 Hudson Street
Jersey City, NJ 07302
T. Rowe Price Associates, Inc.(7)	1,186,000	5.4%
100 E. Pratt Street
Baltimore, MD 21202
T. J. Chung(8)	13,492	*
John P. Driscoll(9)	62,364	*
Anthony Grillo(10)	101,723	*
John E. Major(11)	48,467	*
William P. Noglows(12)	11,335	*
Ronald L. Schubel(13)	50,354	*
Dal Ferbert(14)	105,577	*
Philip G. Franklin(15)	186,210	*
David W. Heinzmann(16)	70,643	*
Gordon Hunter(17)	178,311	*
Ryan K. Stafford(18)	41,145	*
All current directors and executive officers as a group (15 persons)	980,203	4.4%

*	Indicates ownership of less than 1% of common stock.

(1)	Except as indicated in the footnotes to the table, the number of shares of common stock beneficially owned and percentage ownership are based on our outstanding common stock as of March 1, 2010, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All outstanding stock options and restricted stock units exercisable for or convertible into our common stock either currently or within 60 days after March 1, 2010 are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the number of shares of common stock beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	As reported in an Amendment to its Schedule 13G filed with the SEC on February 8, 2010, 1,625,685 shares represent the total number of shares beneficially owned by Barrow, Hanley, Mewhinney & Strauss, Inc. (“Barrow”) as of December 31, 2009. Barrow has the sole power to vote with respect to 654,485 shares, shared power to vote with respect to 971,200 shares and sole power to dispose of 1,625,685 shares. Barrow’s adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by Barrow.

(3)	As reported in its Schedule 13G filed with the SEC on January 25, 2010, 1,805,095 shares represent the total number of shares beneficially owned by Royce & Associates, LLC (“Royce”) as of December 31, 2009. Royce has the sole power to vote and to dispose of 1,216,000 shares. Royce Value Plus Fund, managed by Royce, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, 1,549,395 shares beneficially owned by Royce.

(4)	As reported in an amendment to its Schedule 13G filed with the SEC on February 16, 2010, 1,698,700 shares represent the total number of shares beneficially owned by Daruma Asset Management, Inc. (“Daruma”) as of December 31, 2009. Daruma has sole voting power over 625,500 of the shares and has sole dispositive power over all of the shares. Daruma’s adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by Daruma.

(5)	As reported in an amendment to its Schedule 13G filed with the SEC on January 29, 2010, 1,636,685 shares represent the total number of shares beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2009. These shares were owned by Barclays Global Investors, NA and certain of its affiliates (collectively referred to as the “BGI Entities”). On December 1, 2009, BlackRock acquired the BGI Entities from Barclays Bank PLC, resulting in substantially all of the BGI entities being included as subsidiaries of BlackRock for purposes of Schedule 13G reports.

(6)	As reported in its Schedule 13G filed with the SEC on February 12, 2010, 1,600,735 shares represent the total number of shares beneficially owned by Lord, Abbett & Co. LLC (“Lord Abbett”), as of December 31, 2009. Lord Abbett has sole dispositive power as to all of the shares and sole voting power as to 1,404,611 of the shares. Securities reported as being beneficially owned by Lord Abbett, a registered investment advisor, are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act of 1940, employee benefit plans, pension funds or other institutional clients. A total of 1,091,234 shares are beneficially owned by Lord Abbett Research Fund, Inc. — Small-Cap Value Series, a registered investment company, over which Lord Abbett exercises sole voting and dispositive power.

(7)	As reported in an amendment to its Schedule 13G filed with the SEC on February 12, 2010, 1,127,100 shares represent the total number of shares beneficially owned by T. Rowe Price Associates, Inc. (“T. Rowe Price”) as of December 31, 2009. T. Rowe Price, a registered investment adviser, is the beneficial owner of the shares, has sole voting power over 433,200 of the shares and has sole dispositive power over all of the shares. T. Rowe Price’s adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by T. Rowe Price.

(8)	Includes 6,389 shares held by the trustee of the Littelfuse Deferred Compensation Plan for Non-employee Directors (the “Non-employee Directors Plan”) for the benefit of Mr. Chung, 4,894 restricted stock units and 2,209 stock options exercisable within 60 days of March 1, 2010.

(9)	Includes 19,029 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Driscoll, 6,350 restricted stock units and 36,985 stock options exercisable within 60 days of March 1, 2010.

(10)	Includes 22,388 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Grillo, 6,350 restricted stock units and 51,625 stock options exercisable within 60 days of March 1, 2010.

(11)	Includes 21,132 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Major, 6,350 restricted stock units and 20,985 stock options exercisable within 60 days of March 1, 2010.

(12)	Includes 6,350 restricted stock units and 4,985 stock options exercisable within 60 days of March 1, 2010.

(13)	Includes 17,019 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Schubel, 6,350 restricted stock units and 26,985 stock options exercisable within 60 days of March 1, 2010.

(14)	Includes 8,890 shares of restricted stock and 86,500 stock options exercisable within 60 days of March 1, 2010.

(15)	Includes 13,210 shares of restricted stock and 157,000 stock options exercisable within 60 days of March 1, 2010.

(16)	Includes 10,430 shares of restricted stock and 58,420 stock options exercisable within 60 days of March 1, 2010.

(17)	Includes 3,276 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Hunter, 45,290 shares of restricted stock, and 118,725 stock options exercisable within 60 days of March 1, 2010.

(18)	Includes 10,570 shares of restricted stock and 30,575 stock options exercisable within 60 days of March 1, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of the copies of these reports and on information provided by the reporting persons, we believe that during the fiscal year ended January 2, 2010, our directors, executive officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

Proposal No. 1

Election of Directors

We are asking our stockholders to elect seven directors at the annual meeting to serve a term of one year or until their successors have been elected. The nominees for director, all of whom are now serving as directors, are listed below together with certain biographical information as of March 17, 2010.

The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed below as directors.

Tzau-Jin (T. J.) Chung, age 47, has been a director of Littelfuse since July 2007. Mr. Chung is President and CEO of Navman Wireless, a market leader in fleet management solutions and GPS technologies. Mr. Chung assumed his position in early 2007 upon the acquisition of Navman Wireless from the New Technologies Division of Brunswick Corporation. Previously, Mr. Chung served as President of the New Technologies Division of Brunswick Corporation from 2002 to 2007. Prior to that, he served as Vice President — Strategy of Brunswick Corporation, where he was responsible for corporate-wide strategic planning, mergers and acquisition and information technology. Mr. Chung earned his bachelor’s degree in science, electrical and computer engineering from the University of Texas — Austin. He also holds a Master of Science degree in computer science from North Carolina State University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Mr. Chung has been determined by the Board to be “independent” under the listing standards of the Nasdaq Global Select Market (“NASDAQ”). In nominating Mr. Chung for election as a director, our Board focused on his past experience in developing new products and his experience with operations in Asia as important attributes for his continuing to serve as one of our directors.

John P. Driscoll, age 74, has been a director of Littelfuse since February 1998. Mr. Driscoll has been President of Jack Driscoll Enterprises, Inc., a management consulting firm, since 1998. In June 1998, Mr. Driscoll retired as Executive Vice President of Murata Electronics North America, Inc. where he was responsible for corporate policy and strategy and oversaw government and industry relations. Mr. Driscoll joined Murata Electronics in 1979 as Vice President of Marketing and Sales, was appointed Senior Vice President Marketing and Sales in 1985 and assumed the position of Executive Vice President in 1995. Mr. Driscoll is a former Vice President of the Components Group of the Electronic Industry Alliance, and a twenty-year member of its Board of Governors. He was also affiliated with the Electronics Component and Technology Conference and the Japan American Society. Mr. Driscoll has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Driscoll for election as a director, our Board focused on his past experience with sales and distribution in the electronics industry and the knowledge of the Company that he has gained and shared from serving as a director since 1998 as important attributes for his continuing to serve as one of our directors.

Anthony Grillo, age 54, has been a director of Littelfuse since December 1991. Mr. Grillo is the founder and Chief Executive Officer of American Securities Advisors, LLC, an advisory and investment firm established in 2005. From 2001 through 2004, Mr. Grillo was a Senior Managing Director of Evercore Partners, Inc., where he founded the restructuring practice for the firm. From 1999 through 2001, Mr. Grillo was a Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. From 1991 through 1999, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm. During those years, Mr. Grillo was the co-founder of Blackstone’s Restructuring and Reorganization Group, Chief Operating Officer of the firm’s mergers and acquisition practice and a member of its Investment Committee. Mr. Grillo served on the Board of Silicon Graphics, Inc. and as the Chairman of its Compensation Committee. Mr. Grillo has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Grillo for election as a director, our Board focused on his past experience in the financial markets, his experience with corporate acquisitions, his value as an audit committee financial expert and the knowledge of the Company that he has gained and shared from serving as a director since 1991 as important attributes for his continuing to serve as one of our directors.

Gordon Hunter, age 58, has been a director of Littelfuse since June 2002 and became our Chairman of the Board, President and Chief Executive Officer in January 2005. Mr. Hunter became our Chief Operating Officer in November 2003. Prior to joining Littelfuse, Mr. Hunter was Vice President, Intel Communications Group, and General Manager, Optical Products Group. Mr. Hunter was responsible for managing Intel’s access and optical communications business segments within the Intel Communications Group. Prior to joining Intel in February 2002, he served as President of Elo TouchSystems, a subsidiary of Raychem Corporation. Mr. Hunter also served in a variety of positions during a 20-year career at Raychem Corporation, including Vice President of Commercial Electronics and a variety of sales, marketing, engineering and management positions. Mr. Hunter currently serves on the Council of Advisors of Shure Incorporated and the Board of Directors of Rubicon Technology, Inc. In nominating Mr. Hunter for election as a director, our Board focused on his leadership, vision and execution as our Chief Executive Officer in growing and reshaping the Company and setting and communicating the proper cultural and behavioral tone as important attributes for his continuing to serve as one of our directors.

John E. Major, age 64, has been a director of Littelfuse since December 1991. Mr. Major has been President of MTSG, a strategic consulting and investments company, since 2003. From 2000 through 2003, he was Chairman and CEO of Novatel Wireless Inc., which provides wireless data access solutions for PDAs and notebook PCs. From 1998 through 1999, Mr. Major was Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture. Before joining Wireless Knowledge in 1998, Mr. Major served as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM in 1996, Mr. Major served as Senior Vice President and Staff Chief Technical Officer at Motorola, Inc. Mr. Major serves as the Chairman of the Board of Directors of Broadcom Corporation and as a member of the Board of Directors of Lennox International Inc. and ORBCOMM, Inc., all SEC reporting companies. Mr. Major also previously served on the Board of Directors of Verilink Corporation until 2008. Mr. Major has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Major for election as a director, our Board focused on his seasoned experience from having served as an executive officer and on the boards and board committees of varied technology companies, his vision and expertise in matters of corporate governance, his expertise in technical development and the knowledge of the Company that he has gained and shared as a director since 1991 as important attributes for his continuing to serve as one of our directors.

William P. Noglows, age 52, has been a director of Littelfuse since February 2007. Mr. Noglows is Chairman, President and Chief Executive Officer of Cabot Microelectronics Corporation (NASDAQ:CCMP), a leading worldwide supplier of consumable products used in the semiconductor manufacturing process. Mr. Noglows assumed his current position at Cabot Microelectronics Corporation in 2003. Prior to that, he was an Executive Vice President and General Manager at Cabot Corporation. Mr. Noglows was a primary founder of Cabot Microelectronics, which has been a fully independent, publicly-traded entity since 2000. He received a bachelor’s degree in chemical engineering from the Georgia Institute of Technology. Mr. Noglows has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Noglows for election as a director, our Board focused on his experience as chief executive officer of a leading public company and his expertise in developing technology as important attributes for his continuing to serve as one of our directors.

Ronald L. Schubel, age 66, has been a director of Littelfuse since June 2002. In September 2007, Mr. Schubel retired as Corporate Executive Vice President and President of the Americas Region for Molex Incorporated, a global manufacturer of interconnect systems. He began his career with Molex in 1981, spending four years in Singapore as President of the Far East South Region. Prior to joining Molex, Mr. Schubel worked for General Motors for 15 years. His last position with General Motors was Director of Operations for the Packard Electronics Division. Mr. Schubel has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Schubel for election as a director, our Board focused on his knowledge of managing manufacturing operations and his experience with operations in Asia as important attributes for his continuing to serve as one of our directors.

Information Concerning the Board of Directors and Its Committees

Compensation of Directors.  Directors who are not our employees are paid an annual director’s fee of $40,000, $1,500 for each committee meeting attended in person and $1,000 for each committee meeting attended by teleconference, plus reimbursement of reasonable expenses relating to attendance at meetings. In addition, our Lead Director is paid an additional annual retainer of $7,500, the chairperson of the Audit Committee and the Compensation Committee are each paid an additional annual retainer of $10,000, and the chairperson of the Nominating and Governance Committee and the Technology Committee are each paid an annual retainer of $5,000. No additional fees are paid to directors who are also our full-time employees.

In addition to cash compensation, each non-employee director receives a grant of equity comprised of options and restricted stock units upon his or her election or reelection to the Board at the Company’s Annual Meeting of Stockholders. In light of the difficult economic environment in 2009 and our company-wide efforts to reduce costs, the Board unanimously voted in January 2009 to reduce the value of the annual option and restricted stock unit awards for 2009 by approximately 25% from $90,000 to $67,500. It is anticipated that the directors will receive a full value equity award in the 2010 fiscal year.

Under the Littelfuse Deferred Compensation Plan for Non-employee Directors (the “Non-employee Directors Plan”), a non-employee director, at his election, may defer receipt of his cash director’s fees. Such deferred fees are used to purchase shares of our common stock, and such shares and any distributions on those shares are deposited with a third party trustee for the benefit of the director until the director ceases to be a director of Littelfuse. In 2009, only Mr. Chung and Mr. Schubel elected to defer receipt of cash directors fees and be compensated in common stock under the Non-employee Directors Plan.

On April 27, 2007, the stockholders approved the amendment and restatement of the Littelfuse Outside Directors’ Stock Option Plan (the “Outside Directors’ Plan”), which changes the name of the Plan to the Littelfuse, Inc. Outside Directors’ Equity Plan and allows more discretion in the number and types or awards that could be granted. The Outside Directors’ Plan, as restated, allows awards of stock options, stock appreciation rights, restricted stock and restricted stock units. The Compensation Committee has determined that it will normally provide an annual grant in the form of stock options and restricted stock units under the Outside Directors’ Plan to our non-employee directors with an estimated value of $90,000, but as mentioned above, the Board reduced the value to $67,500 for 2009. The stock options and restricted stock units vest ratably over three years. The stock options have an exercise price equal to the fair market value of our common stock on the date of grant and have a seven-year term. The restricted stock units entitle the director to receive one share of common stock per unit upon vesting. The Outside Directors’ Plan was further amended effective as of July 28, 2008 to simplify the award grant process by eliminating the requirement that award agreements be executed by the Company and the recipient (unless the Board or Compensation Committee determines otherwise). On April 24, 2009, Messrs. Chung, Driscoll, Grillo, Major, Noglows and Schubel were each granted options to purchase 4,213 shares of common stock and 3,242 restricted stock units.

The following table sets forth compensation paid to all persons who were non-employee directors at any time during 2009:

2009 Director Compensation Table

					Change
					in Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(2)	($)(3)	($)	($)	($)	($)

T. J. Chung(1)	55,000	44,999	22,497	—	—	—	122,496
John P. Driscoll	66,000	44,999	22,497	—	—	—	133,496
Anthony Grillo	65,000	44,999	22,497	—	—	—	132,496
John E. Major	66,250	44,999	22,497	—	—	—	133,746
William P. Noglows	56,000	44,999	22,497	—	—	—	123,496
Ronald L. Schubel(1)	65,250	44,999	22,497	—	—	—	132,746

(1)	For 2009, Mr. Chung and Mr. Schubel elected to receive their compensation in the form of shares of common stock for which receipt is deferred under the Non-employee Directors Plan.

(2)	The amounts in this column reflect the full grant date fair value for the fiscal year ended January 2, 2010, in accordance with ASC Topic 718, of restricted stock unit awards under the Outside Directors’ Plan. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended January 2, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010. The full grant date fair value of each restricted stock unit awarded in 2009, determined in accordance with ASC Topic 718, based on the assumptions discussed under the Summary Compensation Table below, without regard to when the award was recognized for financial reporting purposes, is equal to $13.88. As of January 2, 2010, the aggregate number of shares underlying restricted stock unit awards outstanding for each of Messrs. Driscoll, Grillo, Major, Noglows and Schubel was 6,350 shares. As of January 2, 2010, the aggregate number of shares underlying restricted stock unit awards outstanding for Mr. Chung was 4,894 shares.

(3)	The amounts in these columns reflect the full grant date fair value for the year ended January 2, 2010, in accordance with ASC Topic 718 of option awards under the Outside Directors’ Plan (including predecessor plans), and thus include amounts from awards granted in 2009. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended January 2, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010. The full grant date fair value of each option awarded in 2009, determined in accordance with ASC Topic 718, based on the assumptions discussed under the Summary Compensation Table below, without regard to when the award was recognized for financial reporting purposes, is equal to $5.34. As of January 2, 2010, the aggregate number of shares underlying option awards outstanding was: Mr. Chung, 6,628 shares; Mr. Driscoll, 43,599 shares; Mr. Grillo, 58,239 shares; Mr. Major, 27,599 shares; Mr. Noglows, 8,599 shares; and Mr. Schubel, 33,599 shares.

Attendance at Meetings.  The Board held six meetings during fiscal year 2009. All of the directors attended 100% of the meetings of the Board and the committees on which they served. It is our policy that all of the directors attend our annual meeting of stockholders, and all directors attended the 2009 annual meeting.

Independent members of our Board regularly meet in executive session without management present. Stockholders wishing to communicate directly with the Board or individual directors should communicate in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will in turn promptly forward such communication to the directors.

Board Leadership Structure and Role in Risk Oversight.  Our Chief Executive Officer, Gordon Hunter, also serves as the Chairman of the Board of Directors. Additionally, Ronald L. Schubel serves as the independent Lead Director. Among other things, the Lead Director convenes and chairs regular and special executive sessions of the independent directors and serves as liaison between the independent directors and our CEO and Chairman of the Board. We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight. In understanding our structure, it is important to remember that Mr. Hunter served as a director of Littelfuse before serving as an executive officer.

The Board’s role in our risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Audit Committee.  The Audit Committee of the Board (the “Audit Committee”) is responsible for, among other things, the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. It is also the responsibility of the Audit Committee to (1) review the adequacy and effectiveness of the accounting and financial controls and procedures of the Company and (2) review transactions posing a potential conflict of interest between us and our directors, officers and affiliates. A copy of the Audit Committee Charter is available on our website at www.littelfuse.com. The Audit Committee met seven times in 2009. Members of the Audit Committee are Anthony Grillo, the Chairman of the Audit Committee, John E. Major and Ronald L. Schubel, each of whom has been deemed by the Board to be “independent” and meet the enhanced standard requirements for audit committee members under the NASDAQ rules and listing standards and the rules and regulations of the SEC. The Board has determined that Anthony Grillo is an “audit committee financial expert” as defined by the SEC based on his experience as a certified public accountant, investment banker and private equity investor.

Nominating and Governance Committee.  It is the responsibility of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) to identify individuals qualified to serve on our Board and to recommend those individuals the Board should nominate for election at our annual meeting of stockholders. The Board has adopted a charter for the Nominating and Governance Committee. A copy of that charter is available on our website at www.littelfuse.com. The Nominating and Governance Committee met three times during 2009. The Nominating and Governance Committee reviewed the performance of all of the current members of the Board and determined and recommended to the Board that all of the current directors should be nominated for re-election. In making this recommendation, consideration was given to matters such as attendance at meetings, preparation for meetings, input at meetings, interaction with other Board members, and other tangible and intangible benefits their service as directors brought to us. No other candidates were recommended or evaluated. Members of the Nominating and Governance Committee are John E. Major, the Chairman of the Nominating and Governance Committee, John P. Driscoll and William P. Noglows, each of whom has been deemed by the Board to be independent under NASDAQ listing standards.

Director Qualification Standards.

The Nominating and Governance Committee, in considering a person for a nominee as a director, takes into consideration such factors as it deems appropriate, including the following:

•	Experience as an executive or director of a publicly-traded company;

•	Familiarity with our business and our industry;

•	Availability to actively participate in meetings of the Board and attend the annual meeting of stockholders;

•	Knowledge and experience in the preparation or evaluation of financial statements;

•	Diversity of background, knowledge, skills and experience to create a well-rounded Board;

•	Satisfaction of the criteria for independence established by the SEC and NASDAQ listing standards, as they may be amended from time to time; and

•	Ability to interact in a productive manner with the other members of the Board.

The Nominating and Governance Committee will consider nominees for the Board recommended by stockholders, using the same evaluation process as for any other candidate. Recommendations should be submitted to the Corporate Secretary at our principal executive offices or directly to any member of the Nominating and Governance Committee. Any recommendation must include:

•	The name and address of the candidate; and

•	A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification factors set forth above; and

•	The candidate’s signed consent to be named in the proxy statement if nominated and to serve as a director if elected.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2011 Annual Meeting, stockholder recommendations for director must be received by us no later than November 17, 2010. Each stockholder recommendation must include the name and address of the nominating stockholder and the number of shares owned beneficially and of record by such stockholder.

Technology Committee.  It is the responsibility of the Technology Committee of the Board (the “Technology Committee”) to review our research and development activities and ensure we maximize the use of appropriate technology throughout the organization. The Board has adopted a charter for the Technology Committee, which is available on our website at www.littelfuse.com. The Technology Committee met four times in 2009. Members of the Technology Committee are Gordon Hunter, the Chairman of the Technology Committee, T. J. Chung, John E. Major and Ronald L. Schubel.

Compensation Committee.  The charter for the Compensation Committee of the Board (the “Compensation Committee”) is posted on our website at www.littelfuse.com.  The Compensation Committee is charged in the charter with the authority to review our compensation practices and policies, review and recommend to the Board for its consideration and determination the compensation for the directors, Chief Executive Officer and the other executive officers, evaluate Chief Executive Officer performance, and annually review and report on our compensation discussion and analysis and recommend its inclusion in our Form 10-K and Proxy Statement. The Compensation Committee held six meetings in 2009. The members of the Compensation Committee are John P. Driscoll, the Chairman of the Compensation Committee, and William P. Noglows, each of whom has been deemed by the Board to be independent under NASDAQ listing standards. See the “Compensation Committee Report” below.

Processes and Procedures.

The Compensation Committee focuses on good governance practices and procedures in its operation. In 2009, this included:

•	Considering compensation for the Named Executive Officers (as defined below) in the context of all of the components of total compensation;

•	Reviewing prior compensation for the Named Executive Officers including all components of total compensation packages;

•	Conducting executive sessions with Compensation Committee members only; and

•	Obtaining professional advice from an outside compensation consultant engaged directly by the Compensation Committee that enabled the Compensation Committee to make decisions in the Company’s best interests, and having direct access to the outside compensation consultant.

Delegation of Authority.

The Compensation Committee charter does not provide authority to the Compensation Committee to delegate its role and responsibilities to any persons.

Role of Executive Officers.

A discussion of the role of management in determining compensation levels can be found in this Proxy Statement under “Executive Compensation — Compensation Discussion and Analysis.”

Role of Compensation Consultant.

The Compensation Committee continued to engage Compensation Strategies, Inc. during the 2009 fiscal year to assist it with compiling a comprehensive analysis of market data and analyzing its implications for executive compensation at the Company, as well as various other executive compensation issues. Compensation Strategies, which was first engaged by the Compensation Committee in August 2007, was previously instructed to work with management to obtain the necessary information for the following: (1) to undertake a competitive review of executive compensation levels for 2008; (2) to review our annual bonus and long-term incentive programs; (3) to review the benefit programs available to our executives versus the competitive market; and (4) to review the executive compensation philosophy. In January 2009, the Compensation Committee asked Compensation Strategies to present information regarding the trends in reductions or eliminations of forms and amounts of executive compensation of competitors as a result of the poor general economic conditions at that time. Compensation Strategies continued to work with the Compensation Committee throughout the year with respect to these issues and as requested by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

William P. Noglows and John P. Driscoll served on the Compensation Committee during fiscal year 2009. None of our executive officers served as a member of the Compensation Committee, or on a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a director or member of our Compensation Committee.

Executive Compensation

Compensation Discussion and Analysis

This section provides information regarding the compensation and benefit programs in place for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (collectively, the “named executive officers”) for the 2009 fiscal year, namely:

1. Mr. Gordon Hunter, Chairman of the Board, President and Chief Executive Officer, has six years of service with Littelfuse.

2. Mr. Philip G. Franklin, Vice President, Operations Support, Chief Financial Officer and Treasurer, has 11 years of service with Littelfuse.

3. Mr. Dal Ferbert, Vice President and General Manager of our Electrical Business Unit, has 33 years of service with Littelfuse.

4. Mr. Ryan K. Stafford, General Counsel and Vice President, Human Resources, has three years of service with Littelfuse.

5. Mr. David W. Heinzmann, Vice President of Global Operations, has 25 years of service with Littelfuse.

Total Rewards Philosophy

The Compensation Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our named executive officers. Our Total Rewards Philosophy for executive compensation is designed to drive performance in the form of global business growth and success by fully leveraging our investment in our human capital to create stockholder value. To achieve our goals, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term stockholder value.

The Compensation Committee has worked with our management and the Compensation Committee’s compensation consultant to design compensation programs with the following primary objectives:

•	Attract, retain and motivate highly qualified executives;

•	Reward executives based upon our financial performance at levels competitive with peer companies; and

•	Align a significant portion of the executive compensation with driving our performance and stockholder value in the form of performance-based executive incentive awards and long-term awards.

The design of our specific programs is based on the following guiding principles:

Performance

We believe that the best way to accomplish alignment of compensation with the interests of our stockholders is to link a significant portion of total compensation directly to meeting and exceeding individual, business unit and overall Company performance goals. When performance exceeds expectations, total pay levels are expected to be above the competitive median. When performance falls below expectations, total pay levels are expected to be below competitive levels.

Competitiveness

Compensation and benefit programs are designed to be competitive with those provided by companies with whom we compete for talent. Generally, we target the 50th percentile of the total compensation programs of competitor companies, adjusted for an executive’s operating responsibilities, management level and tenure and performance in the position. In order to help us analyze the competitiveness of our compensation programs, we developed a reference group in October 2007, as discussed in more detail below in “Total Rewards Philosophy — Competitive Analysis.” Our welfare benefit programs are designed to provide competitive levels of protection and financial security but are not based on performance.

Cost

Compensation and benefit programs are designed to be cost effective, ensuring that the interests of our stockholders are considered.

Compensation in the 2009 Fiscal Year

Our ability to adhere to our guiding compensation principles was tested by the economic environment in 2009. Facing the worst global economic crisis since the Great Depression spurred us to accelerate or implement several cost-savings measures. We implemented certain changes on a temporary basis to enable us to limit short-term costs so as to be able to take advantage of the expected economic rebound; other changes were intended to be long-term restructuring to improve functionality of our overall compensation program. In 2009, the Compensation Committee implemented a one-year freeze on base salaries, suspended for one year our annual incentive bonus program under the Littelfuse, Inc. 2008 Annual Incentive Plan (the “Annual Incentive Plan”), and reduced the value of long-term equity grants by approximately 25% below standard amounts. These changes were intended to be temporary and we have returned or expect to return to standard practices in 2010 with regards to these elements of compensation. We also made certain changes that are intended to be long-term, including the decision to permanently freeze the Littelfuse, Inc. Retirement Plan (the “Pension Plan”), terminating the Littelfuse, Inc. Supplemental Executive Retirement Plan (“SERP”), amending the Littelfuse, Inc. 401(k) Retirement and Savings Plan and creating the Littelfuse, Inc. Supplemental Retirement and Savings Plan. These temporary and long-term changes are discussed in more detail in the applicable sections under “Components of Total Compensation” below.

The Annual Compensation Process

The Compensation Committee reviews industry data and performance results presented by its compensation consultant in determining the appropriate aggregate and individual compensation levels for the performance year. In conducting its review, the Compensation Committee considers quantitative performance results, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs. The Compensation Committee also reviews information showing the executive’s total target and actual compensation during the year. The amount of compensation already realized or potentially realizable, however, does not directly impact the level at which future pay opportunities may be set.

Starting in 2006, the Compensation Committee established a process of reviewing base salaries in the fall, with any changes to be effective February 1 of the following year. This process aligns the timing of annual executive salary adjustments with the timing of adjustments for all other employees. The benefits payable under the Annual Incentive Plan for the preceding year, if any, and the terms of the program for the current year generally are established in January or February of each year. Before 2008, stock options and performance share/unit awards were granted in April or May of each year at the regularly scheduled meetings of the Compensation Committee and the full Board held in connection with our Annual Meeting of Stockholders. In 2008, however, performance share/unit awards were granted before the end of March so that they could qualify as “performance-based compensation” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). Stock options and restricted stock (please see discussion below in the section entitled “Equity Compensation”) continue to be granted at the meetings of the Compensation Committee and the full Board held in connection with our Annual Meeting of Stockholders. Since we establish the meeting schedule and agenda for our grants well in advance, there is no opportunity for manipulation of exercise prices on option grants if we are in possession of non-public information at the time of the meetings. Approval of grants for any newly-hired or promoted executives during the course of the year generally occurs at the Compensation Committee meeting immediately following the hiring or promotion, as applicable.

For our officers and executive officers in certain jurisdictions, we grant restricted stock units in lieu of restricted stock for tax reasons. These restricted stock units are settled for shares of common stock and are subject to the same vesting requirements as our restricted stock. No named executive officer received restricted stock units in the 2009 fiscal year.

This established process, however, was temporarily interrupted in 2009. As part of company-wide cost-saving measures, the Compensation Committee decided to freeze base salaries and not to adopt performance objectives under the Annual Incentive Plan in 2009 so that no bonuses could become payable for 2009. In addition, the Compensation Committee determined to suspend performance share/unit awards in 2009 due to the complexity of managing the program and the difficulty in setting three-year targets during the economic downturn. In 2010, we have resumed our normal compensation process.

Competitive Analysis

Competitive compensation levels for our Chief Executive Officer and other named executive officers are established through the use of data obtained from the Compensation Committee’s compensation consultant. These analyses include base salary, annual incentive opportunities and long-term incentive opportunities for comparable companies. In October 2007, we adopted an industry reference group as a source to evaluate compensation levels. The reference group consists of 17 publicly-traded companies of reasonably similar size to us in the electronic equipment/electronic manufacturing services industry, the electronic components and equipment industry and the semiconductor/semiconductor equipment and manufacturing industry, representing different segments of our business. The companies included in the reference group are set forth below:

Company	Ticker Symbol

Actuant Corporation	ATU
Altera Corporation	ALTR
AVX Corporation	AVX
Cabot Microelectronics Corporation	CCMP
CTS Corporation	CTS
Diodes Incorporated	DIOD
Electro Scientific Industries, Inc.	ESIO
Franklin Electric Company Inc.	FELE
Linear Technology Corporation	LLTC
Methode Electronics Inc.	MEI
Molex Inc.	MOLX
MTS Systems Corporation	MTSC
ON Semiconductor Corporation	ONNN
Rogers Corporation	ROG
Semtech Corporation	SMTC
Technitrol Inc.	TNL
Xilinx Inc.	XLNX

The raw data derived from each company in the reference group is size-adjusted to approximate our revenues for the corresponding fiscal year. The total compensation for our named executive officers is generally targeted at the 50th percentile of the adjusted data specific to each position. In some instances, however, we provide compensation above or below the 50th percentile for a particular element and/or for a particular position, based on internal factors, including the executive’s operating responsibilities, management level, possible differences in compensation standards in the representative industries, the focus of our Total Rewards Philosophy, and tenure and performance in the position.

Allocation Between Cash and Non-Cash Compensation and Current and Long-Term Compensation

We believe that both cash components and non-cash components are appropriate mechanisms for delivering compensation. Cash compensation is used as current compensation (i.e., base salary and annual incentive awards), while non-cash compensation (i.e., stock options, performance shares/units, restricted stock and restricted stock units) is generally used for long-term compensation. The allocation between cash and non-cash compensation is an outcome of our targeted competitiveness for individual program elements, including salary, annual incentive compensation and long-term incentive grants, and our practice with respect to allocating between the different types of long-term incentive grants. The mix of compensation ultimately realized by the executives is determined by a combination of individual, team and Company-wide performance over time.

The allocation between current and long-term compensation is based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive values, as opposed to a targeted allocation between current and long-term pay. We also consider certain internal factors that may cause us to target a particular element of an executive’s compensation differently. These internal factors may include the executive’s operating responsibilities, management level and tenure and performance in the position. We consider the total compensation to be delivered to individual executives, and as such exercise discretion in determining the portion allocated to annual and long-term incentive opportunity. We believe that this “total compensation” approach provides the ability to align pay decisions with the short-term and long-term needs of the business and the interests of our stockholders. It also allows for the flexibility needed to recognize differences in performance by providing differentiated pay.

Management’s Role

The key elements of management’s role in determining compensation levels for the named executive officers are as follows:

•	Develop performance measures: Management identifies appropriate performance measures, recommends performance targets that are used to determine annual awards and develops individual performance objectives for each named executive officer.

•	Compile competitive market data: Management works with the compensation consultant in compiling compensation information and preparing the data for presentation to the Compensation Committee.

•	Develop compensation recommendations: Based on the compensation survey data and publicly disclosed compensation information, our Chief Executive Officer and our General Counsel and Vice President, Human Resources prepare recommendations for the named executive officers (other than the Chief Executive Officer himself) and present these recommendations to the Compensation Committee. Our Vice President, Operations Support, Chief Financial Officer and Treasurer also assists in the preparation of performance targets and objectives based on our short- and long-term growth plans. Our Chief Executive Officer also assists the Compensation Committee by providing input with regards to the fulfillment of the individual performance objectives of the named executive officers.

•	Chief Executive Officer compensation: After being provided the foregoing information with respect to the Chief Executive Officer, the Compensation Committee determines his compensation package and recommends it to the Board along with other named executive officer compensation for approval by independent members of the Board during executive session.

The Independent Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors to assist in carrying out its duties. Under this authority, the Compensation Committee retained Compensation Strategies, Inc. in August 2007 to assist in the structuring of executive compensation for 2008. The Compensation Committee has continued to use Compensation Strategies, Inc. for assistance and reference with regards to executive compensation through 2008 and 2009 and into 2010. Compensation Strategies does not provide any other service to us.

Impact of Accounting and Tax Issues on Executive Compensation

In setting each executive’s compensation levels, we do not have a stated policy that all compensation must be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our other compensation goals. The Compensation Committee and the Board analyze the overall expense arising from aggregate executive compensation levels and awards and the components of our pay programs. Section 162(m) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and our three other most highly compensated officers, other than the principal financial officer. Compensation that qualifies as “performance-based compensation” under Section 162(m), including compensation pursuant to plans or arrangements approved by our stockholders, is not subject to the deduction limit. The Littelfuse, Inc. Equity Incentive Compensation Plan (the “Equity Plan”) and the Annual Incentive Plan have been approved by our stockholders and the Long-Term Incentive Plan is being proposed for stockholder approval; as a result (and assuming the new plan is approved), stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and annual cash incentive awards under all of these plans that qualify as “performance-based compensation” will not be subject to the deductibility limit imposed by Section 162(m).

Employment Contracts

As of December 31, 2007, we entered into an amended and restated employment agreement with Mr. Gordon Hunter, our Chairman of the Board, President and Chief Executive Officer, which replaced his employment agreement dated as of May 1, 2006. The employment agreement was amended and restated in order to comply with the requirements of Section 409A of the Code and the formal guidance issued thereunder (“Section 409A”). The term of the employment agreement runs until death, disability, or such time as terminated by us or Mr. Hunter. We may terminate Mr. Hunter’s employment at will or upon 60 days notice subject to certain payments as further discussed below in the section entitled, “Gordon Hunter’s Employment Agreement Post-Employment Provisions.” The employment agreement requires us to provide Mr. Hunter with a base salary of at least $525,000 per year, provisions for a home office, an automobile, and up to $15,000 in annual financial planning and tax counseling services. The employment agreement also contains non-disclosure, non-competition, non-solicitation and non-hire provisions for Mr. Hunter upon cessation of his employment with us. The foregoing description of the terms of the employment agreement is qualified in its entirety by reference to the employment agreement as set forth on Exhibit 10.2 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Please see additional discussion regarding the terms of Mr. Hunter’s employment agreement below in the section entitled “Post-Employment Compensation.” Other than the change of control agreements also discussed below under “Post-Employment Compensation,” none of the other named executive officers have employment agreements.

Components of Total Compensation

The compensation of our named executive officers usually consists of five components:

•	base salaries;

•	annual incentive plan awards;

•	equity compensation;

•	perquisites and health and welfare programs; and

•	post-employment compensation.

Each component is designed to help achieve our compensation objectives and to contribute to a total package that is competitive, appropriately performance-based and valued by our executives.

A.	Base Salaries

Purpose:  The determination of each executive officer’s base salary is designed to attract, retain and motivate highly qualified executives by paying a competitive salary.

Administration:  Our Chief Executive Officer and our General Counsel and Vice President, Human Resources recommend officer salary levels (other than for the Chief Executive Officer) to the Compensation Committee for approval. The Compensation Committee reviews these recommendations along with the reference group information and other information and advice of the compensation consultant, if any, and makes its recommendations to the full Board for approval. The Compensation Committee determines and makes Chief Executive Officer salary recommendations to the full Board for approval by the independent directors.

Determination of amounts:  Base salary generally is targeted at the 50th percentile of the reference group, adjusted to compensate for individual scope of responsibility, years of experience, past and future contributions to our success and possible differences in compensation standards in the electronics industry. We strive to be market competitive in an effort to attract, retain and motivate talented executive officers. The named executive officers’ salaries are determined by market salary data and each individual’s position, responsibility and longevity within our company and performance in that position.

In light of the difficult business environment caused by the worldwide economic slowdown, the credit crisis and their ongoing effects on our results of operations in 2009, we emphasized and implemented cost-cutting measures at all levels to promote the long-term strength of the Company. In connection with these cost cutting measures, the base salaries of our named executive officers were not increased for the 2009 fiscal year. Consequently, named executive officer base salaries in 2009 were based on the established 2008 base salary. The 2008 base salaries were determined based on our historical compensation for our named executive officers and an analysis from October 2007 regarding the comparison of our named executive officer compensation with the size-adjusted data from our reference group. The Compensation Committee increased base salaries for all named executive officers by 4% effective February 1, 2008, taking into account the compensation consultant’s advice and broad-based published surveys that the average annual salary increase for named executive officers in 2008 was 4%. Consequently, on February 1, 2008, the base salary amounts for the named executive officers were increased to the following:

2008 & 2009
Name	Base Salary

G. Hunter	$636,500
P. Franklin	$344,800
R. Stafford	$296,400
D. Heinzmann	$275,600
D. Ferbert	$228,100

In February 2010, the Committee recommended to the Board and the Board approved an increase of 2% in base salary for the 2010 fiscal year for all executive officers as a cost-of-living adjustment. The new base salaries for 2010 are as follows:

Name	2010 Base Salary

G. Hunter	$649,230
P. Franklin	$351,696
R. Stafford	$302,328
D. Heinzmann	$281,112
D. Ferbert	$232,662

B.	Annual Incentive Plan

Purpose:  The Annual Incentive Plan is designed to provide a performance based cash reward to the named executive officers (among other executives and key employees of the Company) for contributing to the achievement of our corporate goals and driving stockholder value, thereby addressing the objectives of our executive compensation policies.

Administration:  The Compensation Committee, after (1) consulting with our Chief Executive Officer and our General Counsel and Vice President, Human Resources, (2) reviewing the reference group information and other information and advice of the compensation consultant, if any, and (3) discussing the financial goals and targets of the Company for the next fiscal year with our Chief Executive Officer and our Vice President, Operations Support, Chief Financial Officer and Treasurer, establishes a threshold, target and a maximum amount that may be awarded as an annual incentive compensation award to each named executive officer for the calendar year. The threshold, target and maximum amounts are set as percentages of each named executive officer’s base salary.

Awards are granted based on an explicit formula approved by the Compensation Committee and recommended to the full Board for approval, typically in February of each year. At the end of each year, the amount of the total award payable to each of the other executive officers is calculated by the Compensation Committee based on Company and individual performance measures using a mathematical formula weighting each of the factors. The Compensation Committee then recommends the awards to the full Board for approval.

The Compensation Committee retains the discretion to adjust any awards determined by the formula to make adjustments for extraordinary events, except that no adjustment will be made if it would cause an award subject to Section 162(m) to fail to qualify as “performance-based compensation” within the meaning of Section 162(m). In the past, these adjustments have included severance charges and extreme commodity price changes.

Determination of amounts:  Incentive amounts are earned based on the achievement of established objectives on a sliding scale from 0% to 200% of the target amount, which is set as a percentage of the recipients base salary. While we generally attempt to benchmark the 50th percentile of the total compensation of our reference group, we do not necessarily benchmark our annual incentive awards against a certain percentile of the reference group. We determine to set the threshold, target and maximum amounts so that, if earned, we pay sufficient total annual compensation to remain competitive.

Annual incentive awards paid to individual named executive officers are based on both the actual financial results in relation to the target goals under the plan and an evaluation of the named executive officer’s performance in relation to his or her individual performance objectives. In prior calendar years, except for Mr. Hunter, approximately 80% of the award was tied to the actual financial results, such as sales, earnings per share and cash from operations, as well as performance measurements of the areas within the scope of authority of the named executive officer, in relation to the target goals under the plan and approximately 20% was based on individual performance objectives, some of which were qualitative in nature and might have required subjective determinations by the Committee in its discretion. Since Section 162(m) allows payout amounts to be reduced (but not increased) at the discretion of the Compensation Committee, the 20% portion of the award based on the achievement of performance objectives that was previously included for Mr. Hunter was replaced with a 20% portion that would be fully-earned at a maximum level based on meeting a minimum amount of earnings per share. The Compensation Committee or the Board could then use its negative discretion to reduce this portion of the award to appropriate levels based on performance against his stated goals.

In light of the worldwide economic slowdown and the difficulty in setting effective and meaningful financial objectives in 2009, the Compensation Committee implemented a one-year suspension of the Annual Incentive Plan and as a result the Company did not grant incentive awards or discretionary bonuses to our named executive officers under the Annual Incentive Plan for 2009.

At its February 2010 meeting, the Compensation Committee established the threshold, target and maximum amounts to be awarded under the Annual Incentive Plan for 2010 for the named executive officers, subject to achievement of financial objectives of the Company and individual performance objectives set by the Compensation Committee for 2010. The following table summarizes Annual Incentive Plan target percentages for the named executive officers for 2010:

Minimum, Target and Maximum
Amounts as a Percentage of
Name	2010 Base Salary

Gordon Hunter	0, 100 & 200%
Philip G. Franklin	0, 70 & 140%
Ryan K. Stafford	0, 60 & 120%
David W. Heinzmann	0, 60 & 120%
Dal Ferbert	0, 60 & 120%

C.	Equity Compensation

Purpose:  In 2009, the Compensation Committee awarded a combination of two types of equity awards under the Equity Plan to our named executive officers: stock option awards and restricted stock. The restructuring of the equity compensation program to exclude awards of performance shares/units, which had previously been provided, was in response to the complexity of managing the program and the difficulty in setting three-year targets during the economic downturn. The Compensation Committee felt that the two award types continued to emphasize the goals of our equity compensation: (1) to align each named executive officer’s financial interests with driving stockholder value, (2) to focus the named executive officers efforts on long-term financial performance of the Company and (3) to assist in the retention of our named executive officers.

Since we believe that our current equity compensation practices appropriately align the interests of named executive officers with those of the stockholders, we do not currently have a formal policy regarding equity or other security ownership requirements for our named executive officers.

Administration:  The Compensation Committee approves the awards of stock options and restricted stock based upon (1) the recommendations of our Chief Executive Officer and our General Counsel and Vice President, Human Resources with respect to the named executive officers other than the Chief Executive Officer and on its own with respect to the Chief Executive Officer and (2) reviewing the reference group information and other information and advice of the compensation consultant, if any. The overall funding levels for our equity awards, however, are ultimately subject to the judgment and approval of the Compensation Committee to ensure appropriate alignment with the interest of our stockholders. Stock options are typically granted with a four-year vesting period and an exercise price equal to the fair market value of our common stock on the date of grant. The Equity Plan does not permit grants of stock options with exercise prices below the fair market value of the stock at the time of the grant. Grants of restricted stock typically vest at the rate of 25% per year on each of the first four anniversaries of the grant date.

Previously, the Compensation Committee calculated the performance share/unit awards to be paid out based on the achievement of performance factors determined at the end of the three-year performance period. For the awards granted prior to 2008, the performance shares/units earned after the three-year performance period vested ratably over a subsequent three-year period, with half of the vested amount paid in shares and half in cash. Beginning with the 2008 awards, the performance share/unit awards are paid out entirely in shares at the end of the three-year performance period. The Compensation Committee made these changes to the performance share/unit awards because it determined that the previous six-year payout structure was too long and did not have an adequate motivational value for the named executive officers. While the Compensation Committee has determined to no longer grant performance share/unit awards, previously granted awards may be earned or vest, as the case may be, through 2011.

Determination of Amounts:  While the total equity compensation awards generally are targeted to the 50th percentile of our reference group, the Compensation Committee determined in 2009 to reduce the value of the equity awards by approximately 25% as part of the overall effort to reduce costs. The Committee anticipates returning to the normal value of equity awards in 2010. The allocation by the Committee between the types of equity compensation is based primarily on a combination of market practice, internal equity considerations, individual performance and relative importance of the objectives behind each of the programs (i.e., provide value tied to stock price appreciation, long-term financial performance, and retention). In 2009, the Committee determined that approximately 50% of the value of the equity awards should be made in stock options, with the remaining 50% of the value of the equity awards to be made in restricted stock. Even with an overall reduction in the value of the equity grants in 2009, the number of stock options and restricted stock granted increased from 2008 because of the relative decline in the price of our common stock. The restricted stock awards and stock options granted in 2009 to the named executive officers are set forth in the Grants of Plan-Based Awards in 2009 Table below.

If approved by stockholders at our 2010 Annual Meeting of Stockholders, the Long-Term Incentive Plan will supersede and replace the Equity Plan and the Outside Directors’ Plan, except that these plans will remain in effect with respect to outstanding awards under the plans until the awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards. Please see the further discussion in Proposal 3 below regarding the Long-Term Incentive Plan.

D.	Perquisites and Health and Welfare Programs

Perquisites

The Chief Executive Officer and other named executive officers are provided with the opportunity to receive financial planning services and executive physicals on an annual basis. Each named executive officer is entitled to financial planning services at a maximum of $10,000 in the first year and $5,000 per year thereafter, except for Mr. Hunter, who, pursuant to his employment agreement, is entitled to $15,000 per year of financial planning, and approximately $5,000 per year for an executive physical. We provide these benefits to help our named executive officers efficiently manage their time and financial affairs and to allow them to stay focused on business issues and minimize distractions of this type. Additionally, Mr. Hunter is provided with a Company automobile as required by his employment agreement, the terms of which were established to remain competitive against our peers.

Health and Welfare Programs

We offer our executives the opportunity to participate in certain health and welfare programs. The named executive officers participate in the same programs designed for all of our full-time U.S. employees. We believe these programs are expected attributes of a total compensation system, and we provide them to remain competitive. The core insurance package includes health, dental, disability and basic group life insurance coverage. The named executive officers are also provided with a supplemental life insurance plan in order to provide a targeted level of coverage equal to three times salary. We provide this benefit to remain competitive with those companies with whom we compete for executive talent.

E.	Post-employment Compensation

Retirement Plans

In 2009, the Compensation Committee restructured the retirement benefits we provide to our employees, including our named executive officers. Effective April 1, 2009, we amended the Pension Plan to freeze benefit accruals such that participants’ accrued benefits are frozen at April 1, 2009 levels. As a result of the amendment, no new participants are permitted to join the Pension Plan after the freeze date.

We terminated the SERP, effective December 31, 2009. No new benefits can be earned under the SERP on or after this date, other than certain change in control benefits and annual interest which is credited at the 5-year Treasury constant maturity rate until accounts are distributed. The SERP was a legacy plan with only two active participants, including one named executive officer. The changes to the Pension Plan and the SERP were undertaken as a cost-savings measure, but the Compensation Committee also believed that a modern mobile workforce does not value traditional defined benefit pension plans, such as the Pension Plan, and to remain competitive the Company should offer additional contributions to the Company’s 401(k) plan.

We now provide retirement benefits to our employees and named executive officers through the following plans:

Littelfuse, Inc. 401(k) Retirement and Savings Plan

On October 9, 2009, the Company amended and restated the Littelfuse, Inc. 401(k) Savings Plan, and changed its name to the Littelfuse, Inc. 401(k) Retirement and Savings Plan (the “401(k) Plan”). Effective January 1, 2010, the 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the 401(k) Plan on the same basis as all our other employees. The 401(k) Plan provides fully vested matching contributions equal to 100% of the first 4% of a participant’s annual pay (subject to IRS compensation limits) contributed to the 401(k) Plan and the Company intends to make fully vested non-elective contributions equal to 5% of a participant’s annual pay (subject to IRS compensation limits) to those participants who are participants in the Pension Plan and have a combined age and years of service of at least 60 as of January 1, 2010 (the “60 Point Group”).

Littelfuse, Inc. Supplemental Retirement and Savings Plan

On October 9, 2009, the Company adopted the Littelfuse, Inc. Supplemental Retirement and Savings Plan, effective January 1, 2010 (the “Supplemental Plan”), for certain management employees, including the named executive officers. The Supplemental Plan is a non-qualified retirement plan that allows participants to plan for retirement by deferring up to 90% of their annual pay to the Supplemental Plan. The Supplemental Plan provides (1) fully vested matching contributions to participants who also are participants in the 401(k) Plan and who earn annual pay in excess of the IRS compensation limit applicable to the 401(k) Plan ($245,000 for 2009) in an amount equal to up to 4% of a participant’s annual pay in excess of the IRS compensation limit that is deferred to the 401(k) Plan or the Supplemental Plan less the amount we contribute for the participant as a match to the 401(k) Plan, and (2) fully vested non-elective contributions equal to 5% of a participant’s annual pay in excess of the IRS compensation limit to those participants who are part of the 60 Point Group.

Post-Employment Compensation

On January 22, 2009, we entered into new change of control agreements, effective as of January 1, 2009, with each of our named executive officers. These new change of control agreements were adopted because the previous change of control agreements expired on January 1, 2009. The new change of control agreements contain substantially the same material terms and conditions as the prior agreements, but the minimum threshold to trigger a change of control was increased and certain changes were made to guarantee the agreements were consistent with the requirements of Section 162(m) and Section 409A. If, within the two-year period following a change of control, the named executive officer terminates his employment for good reason or is terminated other than for cause, the named executive officer will be entitled to receive certain compensation and benefits. Provisions under these change of control agreements are based on competitive practice and are designed to ensure that the named executive officers’ interests remain aligned with the interests of the stockholders should a potential change of control arise. A change of control situation may undermine our named executive officers’ job security, and it is to our benefit to encourage the named executive officers to seek out beneficial business transactions and to remain with us through the closing of the transaction, even though their futures may be uncertain as a result. As such, we structured the change of control provisions in the named executive officers’ agreements with a “double trigger,” which requires termination of the executive without cause or by the executive for good reason in connection with or shortly following a change of control. This structure essentially places the decision of whether to trigger change of control benefits largely in the hands of the acquiring company, since the consummation of the transaction alone would not trigger the benefit.

Pursuant to his employment agreement, in the event Mr. Hunter terminates his employment for good reason or is terminated other than for cause, he will be entitled to receive certain compensation and benefits. These additional termination-related payments are provided for under his employment agreement, the provisions of which are based on competitive practice.

Please see the section above entitled “Post-Employment Compensation” later in this Proxy Statement for further discussion of these agreements.

Compensation Risk Assessment

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices including:

•	Our use of a variety of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

•	Our annual incentive program awards are capped to limit windfalls;

•	The Compensation Committee has downward discretion over annual incentive program payouts; and

•	Our equity incentive awards vest over several years, so while the potential compensation an executive can receive through equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short term gain is incompatible with an executive officer maximizing the value of equity incentive awards over the long term.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings.

Compensation Committee Report

To the Board of Directors of Littelfuse, Inc.:

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.

Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended January 2, 2010.

Compensation Committee:

John P. Driscoll (Chairman)
William P. Noglows

Compensation Tables and Narrative Disclosures

The following table sets forth compensation information for our Named Executive Officers for services rendered in all capacities to us and our subsidiaries in fiscal years 2009, 2008 and 2007.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other		Total
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Compensation
Name and Principal Position	Year	($)(1)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)		($)

Gordon Hunter	2009	636,650	—	544,096	501,216	—	0	43,466		1,725,728
Chairman of the	2008	636,650	—	655,625	463,524	39,039	33,991	37,369		1,866,198
Board, President and	2007	611,000	—	247,320	941,400	358,809	19,895	58,067		2,236,491
Chief Executive Officer
Philip G. Franklin	2009	344,800	—	152,680	181,608	—	38,631	249,311	(6)	967,030
Vice President,	2008	344,800	—	237,693	168,204	60,823	79,055	171,707		1,062,282
Operations Support,	2007	330,958	—	206,100	345,180	134,997	41,613	169,942		1,228,790
Chief Financial Officer and Treasurer
Ryan K. Stafford	2009	296,400	—	122,144	145,176	—	0	10,794		574,514
General Counsel and	2008	296,400	—	189,925	134,820	45,527	22,242	103,483		792,397
Vice President, Human Resources
David W. Heinzmann	2009	275,600	—	120,756	142,968	—	0	6,454		545,778
Vice President,	2008	275,600	—	186,958	132,252	43,655	54,986	5,963		699,414
Global Operations	2007	238,000	—	206,100	235,350	172,822	16,332	9,760		878,364
Dal Ferbert	2009	228,100	—	102,712	122,544	—	14,571	7,564		475,491
Vice President and	2008	228,100	—	160,077	112,992	136,740	128,032	5,749		771,690
General Manager,	2007	218,942	—	206,100	235,350	148,531	49,523	10,378		868,824
Electrical Business Unit

(1)	All cash compensation received by each Named Executive Officer are found in either the Salary or Non-Equity Incentive Plan Compensation columns of this Table. The amounts that would generally be considered annual “bonus” awards are found under the Non-Equity Incentive Plan Compensation column.

(2)	The amounts in these columns reflect the full grant date fair value for the years 2007, 2008, and 2009, in accordance with ASC Topic 718, of performance share/unit awards, restricted stock awards and option awards under our Equity Plan and its predecessors. The maximum values of the 2008 stock awards under the highest level of performance conditions are 1,090,000, 395,097, 266,022, 315,545, 311,065 for

Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, respectively. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended January 2, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010.

(3)	Represents payouts for performance under the Annual Incentive Plan. See “Compensation Discussion and Analysis” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2009 Table” for a discussion of how amounts were determined.

(4)	Amounts shown in this column for 2009 represent the increase in the actuarial present value of each Named Executive Officer’s accumulated benefit under the Pension Plan from December 27, 2008 to January 2, 2010. Mr. Ferbert is the only named executive officer with an increase in the actuarial present value of his benefit under the plan. Each other named executive officer experienced a decrease in the actuarial present value of his benefit under the plan, largely due to the freeze of the plan effective April 1, 2009 and an increase in the discount rate used to value the plan’s liabilities (from 6.40% to 7.00% per annum) from December 27, 2008 to January 2, 2010. Decreasing values are included as $0 in the table. Had the actual decrease been shown, the amount of decrease for Messrs Hunter, Franklin, Stafford and Heinzmann would have been ($6,780), ($5,965), ($4,191) and ($8,852), respectively. For Mr. Franklin, this column represents the difference between the interest credited on account balances in the SERP for fiscal year 2009 and the interest that would have been credited for the year had the interest crediting rate been equal to 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service for December 2009. Account balances in the SERP earn interest at a rate of 8.00% per annum, with interest being credited on December 31 of each year. 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service for December 2009 was 5.02%.

(5)	The amounts in this column for 2009 reflect matching contributions allocated by us to each named executive officer pursuant to our 401(k) Plan, which is generally available to all employees, and the cost of insurance premiums paid by us with respect to term life insurance. Each named executive officer also receives tax and financial planning services provided by a third-party service provider and a physical examination. In addition, Mr. Hunter’s amount includes amounts provided for legal services in connection with U.S. citizenship, the value of the use of a Company automobile with a tax gross-up for the automobile of $1,383, and Mr. Hunter’s amount and Mr. Franklin’s amount include club membership dues.

(6)	Includes the SERP allocation of $231,371.

The following table provides additional information with respect to options and stock-based awards granted in 2009, the value of which was provided in the Stock Awards and Options Awards columns of the Summary Compensation Table, and the potential range of payouts associated with the Annual Incentive Plan.

Grants of Plan-Based Awards in 2009 Table

										All Other	Exercise or	Grant Date
			Estimated Possible Payouts			Estimated Future Payouts			All Other	Option	Base	Fair Value of
			Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Stock Awards:	Awards: # of	Price of	Stock and
			Awards			Awards			# of	Securities	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of	Underlying	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	Stock or Units	Options	($/Sh)	($)(1)

Gordon Hunter	4/24/2009	(2)	—	—	—	—	—	—	39,200	—	—	544,096
	4/24/2009	(3)	—	—	—	—	—	—	—	90,800	13.88	501,216
Philip G. Franklin	4/24/2009	(2)	—	—	—	—	—	—	11,000	—	—	152,680
	4/24/2009	(3)	—	—	—	—	—	—	—	32,900	13.88	181,608
Ryan K. Stafford	4/24/2009	(2)	—	—	—	—	—	—	8,800	—	—	122,144
	4/24/2009	(3)	—	—	—	—	—	—	—	26,300	13.88	145,176
David W. Heinzmann	4/24/2009	(2)	—	—	—	—	—	—	8,700	—	—	120,756
	4/24/2009	(3)	—	—	—	—	—	—	—	25,900	13.88	142,968
Dal Ferbert	4/24/2009	(2)	—	—	—	—	—	—	7,400	—	—	102,712
	4/24/2009	(3)	—	—	—	—	—	—	—	22,200	13.88	122,544

(1)	Represents the full grant date fair value of stock and option awards reported in this table determined in accordance with ASC Topic 718, based on the assumptions discussed under the Summary Compensation Table. The options granted on April 24, 2009 had a grant date fair value of $5.52 per share, the restricted stock granted on April 24, 2009 is valued at $13.88 per share.

(2)	Represents grants of restricted stock awarded under the Equity Plan. See “Compensation Discussion and Analysis” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2009 Table” for information regarding the vesting of restricted stock.

(3)	Represents stock options awarded under the Equity Plan. See “Compensation Discussion and Analysis” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2009 Table” for information regarding the vesting of stock options.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2009 Table

Annual Incentive Plan

In light of the worldwide economic slowdown and the difficulty in establishing effective and meaningful personal and financial objectives, the Compensation Committee implemented a one-year suspension of the Annual Incentive Plan and did not set Threshold, Target and Maximum awards for 2009. No incentive awards or discretionary bonuses were made under the Annual Incentive Plan with respect to 2009.

Option Awards and Restricted Stock Awards

The stock option awards granted in 2009 vest over four years in 25% increments and have a seven-year term. The restricted stock awards granted to named executive officers in 2009 are held by us until they vest, which occurs at a rate of 25% per year over each of the next four years. The unvested shares of restricted stock will continue to rise and fall in value with our common stock price during the restricted period.

See “Compensation Discussion and Analysis” for a discussion of the proportion of salary and bonus in relation to total compensation, which is discussed under “Allocation Between Cash and Non-Cash Compensation and Current and Long-Term Compensation,” and other material terms of our named executive officers’ compensation and the related amounts included in the foregoing tables.

The following table provides information regarding the outstanding equity awards held by each of the Named Executive Officers as of January 2, 2010.

Outstanding Equity Awards at 2009 Fiscal Year-End Table

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
								Plan	or Payout
								Awards:	Value of
							Market	# of	Unearned
						# of	Value of	Unearned	Shares,
						Shares	Shares or	Shares,	Units or
	# of					or Units	Units of	Units or	Other
	Securities	# of Securities				of Stock	Stock	Other	Rights
	Underlying	Underlying				That	That	Rights	That
	Unexercised	Unexercised		Option	Option	Have	Have Not	That	Have Not
	Options -	Options -		Exercise	Expiration	Not	Vested	Have Not	Vested
	Exercisable	Unexercisable		Price ($)	Date	Vested(3)	($)(4)	Vested(5)	($)(6)

Gordon Hunter	1,000	—		23.48	06/14/2013	43,768	1,407,125	7,175	230,676
	1,000	—		23.48	06/14/2014
	1,000	—		23.48	06/14/2015
	1,000	—		23.48	06/14/2016
	1,000	—		23.48	06/14/2017
	5,000	—		20.24	05/02/2013
	12,000	—		26.51	11/07/2013
	30,000	—		28.08	11/07/2013
	30,000	—		38.11	04/30/2014
	16,000	4,000	(1)	31.80	01/18/2015
	48,000	12,000	(1)	27.21	05/06/2015
	45,000	15,000	(2)	34.33	05/05/2013

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
								Plan	or Payout
								Awards:	Value of
							Market	# of	Unearned
						# of	Value of	Unearned	Shares,
						Shares	Shares or	Shares,	Units or
	# of					or Units	Units of	Units or	Other
	Securities	# of Securities				of Stock	Stock	Other	Rights
	Underlying	Underlying				That	That	Rights	That
	Unexercised	Unexercised		Option	Option	Have	Have Not	That	Have Not
	Options -	Options -		Exercise	Expiration	Not	Vested	Have Not	Vested
	Exercisable	Unexercisable		Price ($)	Date	Vested(3)	($)(4)	Vested(5)	($)(6)

	30,000	30,000	(2)	41.22	04/27/2014
	9,025	27,075	(2)	36.33	04/25/2015
	—	90,800	(2)	13.88	04/24/2016
Philip G. Franklin	2,000	—		5.00	01/04/2010	12,658	406,939	2,600	83,590
	2,000	—		5.00	01/04/2011
	2,000	—		5.00	01/04/2012
	2,000	—		5.00	01/04/2013
	2,000	—		5.00	01/04/2014
	4,000	—		19.19	01/04/2010
	4,000	—		19.19	01/04/2011
	4,000	—		19.19	01/04/2012
	4,000	—		19.19	01/04/2013
	4,000	—		19.19	01/04/2014
	4,400	—		35.50	04/28/2011
	4,400	—		35.50	04/28/2012
	4,400	—		35.50	04/28/2013
	4,400	—		35.50	04/28/2014
	4,400	—		35.50	04/28/2015
	4,400	—		27.10	04/27/2012
	4,400	—		27.10	04/27/2013
	4,400	—		27.10	04/27/2014
	4,400	—		27.10	04/27/2015
	4,400	—		27.10	04/27/2016
	4,400	—		25.20	04/26/2013
	4,400	—		25.20	04/26/2014
	4,400	—		25.20	04/26/2015
	4,400	—		25.20	04/26/2016
	4,400	—		25.20	04/26/2017
	22,000	—		20.24	05/02/2013
	22,000	—		38.11	04/30/2014
	17,600	4,400	(1)	27.21	05/06/2015
	16,500	5,500	(2)	34.33	05/05/2013
	11,000	11,000	(2)	41.22	04/27/2014
	3,275	9,825	(2)	36.33	04/25/2015
	—	32,900	(2)	13.88	04/24/2016
Ryan K. Stafford	7,500	7,500	(2)	31.32	01/03/2014	10,128	325,599	2,075	66,711
	7,500	7,500	(2)	41.22	04/27/2014
	2,625	7,875	(2)	36.33	04/25/2015
	—	26,300	(2)	13.88	04/24/2016
David W. Heinzmann	400	—		16.13	07/21/2010	9,998	321,420	2,050	65,908
	400	—		17.81	07/17/2010
	400	—		17.81	07/17/2011
	500	—		28.88	07/25/2010

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
								Plan	or Payout
								Awards:	Value of
							Market	# of	Unearned
						# of	Value of	Unearned	Shares,
						Shares	Shares or	Shares,	Units or
	# of					or Units	Units of	Units or	Other
	Securities	# of Securities				of Stock	Stock	Other	Rights
	Underlying	Underlying				That	That	Rights	That
	Unexercised	Unexercised		Option	Option	Have	Have Not	That	Have Not
	Options -	Options -		Exercise	Expiration	Not	Vested	Have Not	Vested
	Exercisable	Unexercisable		Price ($)	Date	Vested(3)	($)(4)	Vested(5)	($)(6)

	500	—		28.88	07/25/2011
	500	—		28.88	07/25/2012
	500	—		23.25	07/31/2010
	500	—		23.25	07/31/2011
	500	—		23.25	07/31/2012
	500	—		23.25	07/31/2013
	500	—		19.75	07/30/2010
	500	—		19.75	07/30/2011
	500	—		19.75	07/30/2012
	500	—		19.75	07/30/2013
	500	—		19.75	07/30/2014
	500	—		34.62	07/28/2011
	500	—		34.62	07/28/2012
	500	—		34.62	07/28/2013
	500	—		34.62	07/28/2014
	500	—		34.62	07/28/2015
	600	—		27.50	07/27/2012
	600	—		27.50	07/27/2013
	600	—		27.50	07/27/2014
	600	—		27.50	07/27/2015
	600	—		27.50	07/27/2016
	4,000	—		20.34	07/26/2012
	15,000	—		20.24	05/02/2013
	15,000	—		38.11	04/30/2014
	12,000	3,000	(1)	27.21	05/06/2015
	11,250	3,750	(2)	34.33	05/05/2013
	7,500	7,500	(2)	41.22	04/27/2014
	2,575	7,725	(2)	36.33	04/25/2015
	—	25,900	(2)	13.88	04/24/2016
Dal Ferbert	800	—		16.50	05/05/2010	8,518	273,838	1,750	56,263
	800	—		19.00	04/26/2010
	800	—		19.00	04/26/2011
	800	—		23.00	04/25/2010
	800	—		23.00	04/25/2011
	800	—		23.00	04/25/2012
	800	—		25.25	05/01/2010
	800	—		25.25	05/01/2011
	800	—		25.25	05/01/2012
	800	—		25.25	05/01/2013
	800	—		20.13	04/30/2010
	800	—		20.13	04/30/2011
	800	—		20.13	04/30/2012
	800	—		20.13	04/30/2013
	800	—		20.13	04/30/2014

Option Awards					Stock Awards
								Equity
								Incentive
								Plan
							Equity	Awards:
							Incentive	Market
							Plan	or Payout
							Awards:	Value of
						Market	# of	Unearned
					# of	Value of	Unearned	Shares,
					Shares	Shares or	Shares,	Units or
# of					or Units	Units of	Units or	Other
Securities	# of Securities				of Stock	Stock	Other	Rights
Underlying	Underlying				That	That	Rights	That
Unexercised	Unexercised		Option	Option	Have	Have Not	That	Have Not
Options -	Options -		Exercise	Expiration	Not	Vested	Have Not	Vested
Exercisable	Unexercisable		Price ($)	Date	Vested(3)	($)(4)	Vested(5)	($)(6)

1,600	—		35.50	04/28/2011
1,600	—		35.50	04/28/2012
1,600	—		35.50	04/28/2013
1,600	—		35.50	04/28/2014
1,600	—		35.50	04/28/2015
2,000	—		27.10	04/27/2012
2,000	—		27.10	04/27/2013
2,000	—		27.10	04/27/2014
2,000	—		27.10	04/27/2015
2,000	—		27.10	04/27/2016
3,000	—		25.20	04/26/2013
3,000	—		25.20	04/26/2014
3,000	—		25.20	04/26/2015
3,000	—		25.20	04/26/2016
3,000	—		25.20	04/26/2017
15,000	—		20.24	05/02/2013
15,000	—		38.11	04/30/2014
12,000	3,000	(1)	27.21	05/06/2015
11,250	3,750	(2)	34.33	05/05/2013
7,500	7,500	(2)	41.22	04/27/2014
2,200	6,600	(2)	36.33	04/25/2015
—	22,200	(2)	13.88	04/24/2016

(1)	Option awards expire ten years from the date of grant and vest 20% on the first five anniversaries.

(2)	Option awards expire seven years from the date of grant and vest 25% on the first four anniversaries.

(3)	Represents outstanding grants of (a) restricted stock and (b) performance shares/units granted at 0%, 0% and 0% of target based upon achieving certain financial performance goals for the three-year periods beginning in 2005, 2006 and 2007, respectively. Shares of restricted stock are issued in the name of the executive but held by us subject to restrictions relating to continued employment with us that lapse by 25% per year over the next four-year period. Under the performance share/unit component of the Equity Plan and its predecessors, from 2003 to 2007, the Compensation Committee granted financial performance goals relating to RONTA and EBITDA during the following three-year period. The performance shares/units may be earned based on achievement of the financial performance goals on a sliding scale from 20% to 100% of the target amount of awarded shares at the end of the three-year period. If any performance shares/units are earned, they may be issued as shares or paid in the cash equivalent or a combination thereof. Earned restricted shares are issued in the name of the executive but held by us subject to restrictions relating to continued employment with us that lapse 33% per year over the next three-year period. No dividends have been paid on our common stock, but in the event that we paid a dividend on our common stock, dividends also would be paid on restricted stock and performance shares/units that have been earned and issued prior to the lapse of restrictions.

(4)	The dollar value of the payout of restricted stock and performance share/unit awards is based on the number of shares of restricted stock and performance shares/units that have been earned but not vested.

Valuations are based on the closing price of $32.15 per share of our common stock on the NASDAQ on December 31, 2009, the last business day of fiscal 2009. There is no guarantee that, if or when the restricted stock and the performance share/unit awards vest, they will have this value.

(5)	This amount represents outstanding grants of performance shares/units granted at 50% of target based upon achieving the threshold financial performance goals for the three-year period beginning in 2008. Under the performance share/unit component of the Equity Plan, the Compensation Committee granted performance shares/units in 2008 based on financial performance goals relating to RONA and EBITDA during the following three-year period. The shares may be earned based on achievement of the foregoing financial performance goals on a sliding scale from 50% to 200% of the target amount of awarded shares at the end of the three-year period. Any earned shares will be issued as shares of our common stock in the name of the executive at the end of the three-year period. No dividends have been paid on our common stock, but in the event that we paid a dividend on our common stock, dividends would not be paid on performance shares/units that have not been earned.

(6)	The dollar value of the payout of performance share/unit awards is based on the number of performance shares/units to be earned upon meeting the threshold financial performance goals for the three-year periods beginning in 2008 multiplied by the closing price of $32.15 per share of our common stock on NASDAQ on December 31, 2009, the last business day of fiscal 2009. There is no guarantee that, if and when the performance share/unit awards vest, they will have this value.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

Options Exercises and Stock Vested in 2009 Table

	Option Awards		Stock Awards
	# of Shares		# of Shares
	Acquired on	Value Realized	Acquired on	Value Realized on
Name	Exercise	Upon Exercise ($)	Vesting (1)	Vesting ($)(2)

Gordon Hunter	—	—	3,522	85,425
Philip G. Franklin	—	—	2,219	61,245
Ryan K. Stafford	—	—	2,109	59,718
David W. Heinzmann	1,000	3,125	2,099	59,579
Dal Ferbert	1,600	7,003	2,039	58,747

(1)	Includes vested restricted shares awarded under the Equity Plan and also includes shares earned and vested under the performance share/unit awards under the predecessor to the Equity Plan due to achievement of specified financial goals for performance shares/units awarded during 2004-2007.

Pursuant to Performance Shares Agreements awarded in 2004 and earned at the end of fiscal year 2006, the restrictions lapsed at the end of 2009 on the equivalent of 2,000 shares for Mr. Hunter and 1,667 shares for each of Messrs. Franklin, Ferbert and Heinzmann, half of which were issued in stock and the other half paid in cash.

Pursuant to restricted shares awarded on April 25, 2008, the restrictions lapsed on April 25, 2009 on the equivalent of 1,522, 552, 372, 442, and 432 shares for Messrs. Hunter, Franklin, Ferbert, Stafford, and Heinzmann, respectively, all of which were issued in stock.

(2)	The value of vested performance shares is based on the closing price of our common stock on December 31, 2009 of $32.15 per share. The value of restricted shares vested and released on April 25, 2009 is based on the closing price of $13.88 per share on that date.

Pension Benefits

The table below provides the actuarial present value of the Named Executive Officers’ accumulated benefits under the Pension Plan and the number of years of service credited to each Named Executive Officer under the Plan.

2009 Pension Benefits Table

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Gordon Hunter	Littelfuse, Inc. Retirement Plan	5	$118,638	—
Philip G. Franklin	Littelfuse, Inc. Retirement Plan	10	$235,522	—
Ryan K. Stafford	Littelfuse, Inc. Retirement Plan	2	$18,051	—
David W. Heinzmann	Littelfuse, Inc. Retirement Plan	24	$232,644	—
Dal Ferbert	Littelfuse, Inc. Retirement Plan	33	$601,183	—

(1)	The figures shown in the Pension Benefits Table represent the present value, as of January 2, 2010, of the benefits earned under the Pension Plan as of that date. Present values were determined based on the following assumptions:

(a)	Although future compensation and service are not factored into the calculation of the accrued benefit, each Named Executive Officer is assumed to continue in active service until the earliest date at which he is entitled to retire and commence receiving unreduced benefit payments;

(b)	The benefit for each Named Executive Officer is assumed to be paid as an annuity for the life of the Named Executive Officer;

(c)	The discount rate and mortality assumptions used to value the plan for the purposes of disclosure are pursuant to SFAS Nos. 87, 132 and 158 as of January 2, 2010. Specifically, a discount rate of 7.00% per annum and the PPA 2010 Annuitant and Non-Annuitant Mortality Table (post-retirement only) were used.

Before April 1, 2009, generally all U.S. employees, including the named executive officers, were eligible to participate in our non-contributory, defined benefit retirement plan, qualified under the applicable provisions of the Code, upon completion of one year of service. In 2009, the Board amended the Pension Plan to freeze accrued benefits at April 1, 2009 levels.

The Pension Plan provides a monthly retirement benefit equal to 1% of final average monthly compensation multiplied by years of credited service minus one year plus .5% of final average monthly compensation in excess of covered compensation multiplied by years of credit service minus one year (not to exceed 45 years). “Final average monthly compensation” is the monthly average of the five consecutive calendar years’ compensation out of the last ten completed calendar years that give the highest average (or five consecutive calendar years if the participant is employed less than 10 years). Compensation considered is base pay or wages actually paid, excluding overtime and bonuses, and is further subject to the IRS qualified plan pay limit ($245,000 for 2009). Participants become 100% vested after completion of five years of service.

The benefit is payable as a life annuity commencing at the plan’s normal retirement date, which is the first of the month coincident with or next following the attainment of age 65 and completion of five years of service. Participants are eligible for early retirement upon attaining age 55 and completing ten years of service. Participants opting for early retirement are eligible for immediate commencement of their benefit, with that benefit unreduced if payments commence at or after age 62, and reduced by a formula for commencements prior to age 62. Participants separating from service after becoming 100% vested in their benefit, but prior to becoming eligible for early retirement, are eligible to start receiving their benefit payments as early as age 55, but that benefit will be actuarially reduced if payments commence prior to their normal retirement date.

In addition to the formula benefit described above, participants who retire after becoming eligible for early retirement but prior to their normal retirement date are entitled to receive a temporary supplemental monthly retirement income beginning at age 62, with such monthly payment continuing until their attainment of age 65. This supplement is adjusted annually to reflect inflation, but is ultimately capped at $600 per month. Under the April 1, 2009 amendment of the Littelfuse, Inc. Retirement Plan, the group of employees eligible to receive the temporary supplemental monthly retirement income was also frozen. None of the named executive officers are eligible for the temporary supplemental monthly retirement income.

Nonqualified Deferred Compensation

The following table discloses contributions, earnings and balances under the SERP for each Named Executive Officer.

Nonqualified Deferred Compensation in 2009 Table

	Executive	Company		Aggregate		Aggregate	Aggregate
	Contributions	Contributions		Earnings		Withdrawals/	Balance
	in 2009	in 2009		in 2009		Distributions	at 01/02/2010
Name	($)	($)		($)		($)	($)

Gordon Hunter	N/A	N/A		N/A		N/A	N/A
Philip G. Franklin	—	231,371	(1)	103,707	(2)	—	1,631,420	(3)
Ryan K. Stafford	N/A	N/A		N/A		N/A	N/A
David W. Heinzmann	N/A	N/A		N/A		N/A	N/A
Dal Ferbert	N/A	N/A		N/A		N/A	N/A

(1)	This amount is included in amounts reported for 2009 in the All Other Compensation column of the Summary Compensation Table.

(2)	This amount includes $38,631 that is included in amounts reported for 2009 in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table because it exceeds the interest that would have been credited in 2009 had the interest crediting rate been equal to 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service for December 2009.

(3)	This amount includes no contribution by Mr. Franklin, $1,190,604 of Company contributions and $440,816 of interest earnings. Includes amounts reported as compensation for Mr. Franklin in the Summary Compensation Table for 2009, 2008 and 2007, as follows: $231,371, $156,586, and $155,828, respectively, in the “All Other Compensation” column and $38,631, $27,966, and $19,323, respectively, in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. As of January 2, 2010, Mr. Franklin is 100% vested in his SERP account balance.

We maintained the SERP, a non-qualified deferred compensation plan. The SERP was a legacy plan that was closed to new participants several years ago. The plan was intended to provide supplemental retirement benefits to enable us to attract and retain executives. Mr. Franklin is the only named executive officer who is a participant in the SERP.

We suspended contributions to the SERP in April 2009, with the agreed-upon condition that if we decided to terminate the SERP later in the calendar year we would credit participants with their 2009 contributions. We decided to terminate the SERP effective December 31, 2009, at which time we provided the promised retroactive contributions for 2009 and froze participants’ accrued benefits at December 31, 2009 levels. No new benefits can be earned on or after December 31, 2009, other than certain change of control benefits described below and annual interest to be credited based on the five-year Treasury constant maturity rate until the accounts are distributed.

The SERP is an unfunded plan with a notional account maintained for each participant. Before the SERP was terminated, an allocation was made on December 31 of each year to each active participant’s notional account. The amount of the allocation was the amount necessary to fully fund the participant’s target benefit (described below) by December 31 of the year ending coincident with or immediately preceding his attainment of age 62, the normal retirement date under the SERP. In addition to this annual allocation, on December 31 of each year, each active participant’s notional account was credited with interest of 8.00% of the account balance as of the previous December 31.

The target benefit under the SERP was 65% of the participant’s final average compensation, prorated if the participant’s projected years of service until his normal retirement date is less than 12 years, and offset by (a) the benefits attributable to employer contributions under any qualified retirement plans maintained by us and (b) 50% of the participant’s estimated Social Security retirement benefit. With regard to offset (a), the benefit was projected to the participant’s normal retirement date and converted to a joint and 50% survivor annuity. “Final average compensation” is the average annual compensation paid to the participant by us during the five consecutive calendar year period preceding his termination of employment. Compensation generally includes the participant’s base salary and any other cash compensation payments to the participant, including amounts deferred under the 401(k) plan or any Code Section 125 (cafeteria) plans, and further includes any bonuses attributable to a calendar year regardless of whether the bonuses are paid during such calendar year.

All current participants are 100% vested in the SERP. Participants became 30% vested in their notional account balance after completing three years of service, and earn an additional 10% vesting for each subsequent year of service until becoming 100% vested after ten years of service. Participants also became 100% vested upon death, “total disability” (as defined in the SERP) or attainment of age 62, regardless of their length of service. Even if fully vested in their benefit, participants who are terminated for “cause,” (as defined in the SERP) or who are employed by a competitor within two years of their termination of employment (except following a change of control), forfeit (and, in some cases may be required to repay if they have received their benefit) their entire benefit under the SERP. Upon termination or retirement, benefits would generally be paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Section 409A.

Post-Employment Compensation

Upon the termination of employment of a named executive officer, that officer may be entitled to additional benefits or payments beyond those provided under our benefit plans, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to additional benefits or payments, and the estimated value of these additional benefits or payments, are described in the following table. The table has been prepared assuming a termination date and, where applicable, a change of control date, of January 2, 2010, the last day of our 2009 fiscal year, and a stock price of $32.15 per share, which was the closing price of our common stock on December 31, 2009 (the last trading day of fiscal year 2009):

			Voluntary
	Voluntary	Voluntary	Resignation for
	Resignation for	Resignation	Good Reason or
	Good Reason or	other than for	Involuntary
	Involuntary	Good Reason	Termination other
	Termination	or Involuntary	than for Cause
	other than for	Termination	within 2 years of a
	Cause	for Cause	Change of Control	Death	Disability		Retirement

Gordon Hunter	$1,307,944(1)	—	$8,539,246(2)	$4,128,086(3)	$2,218,586	(4)	$2,218,586	(5)
Philip G. Franklin	$1,631,420(6)	$1,631,420(6)	$5,709,384(2)	$3,452,304(3)	$2,417,904	(4)	$2,417,904	(5)
Ryan K. Stafford	—	—	$2,612,242(2)	$1,506,691(3)	$617,491	(4)	$617,491	(5)
David W. Heinzmann	—	—	$2,895,875(2)	$1,443,935(3)	$617,135	(4)	$617,135	(5)
Dal Ferbert	—	—	$2,423,506(2)	$1,214,867(3)	$530,567	(4)	$530,567	(5)

(1)	The figure shown represents one year of annual base salary, one year Annual Incentive Plan target bonus, the cost of one year of continued coverage under our group health, dental and life insurance plans and the cost of outplacement services (at the maximum of $25,000). In addition, Mr. Hunter is entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year of his termination, which for 2009 would be $0 since we suspended the Annual Incentive Plan bonus for 2009. These additional benefits and payments are conditioned upon Mr. Hunter signing a waiver and release of claims agreement.

(2)	The figure shown represents two years of annual base salary, two times the highest Annual Incentive Plan bonus in the last three years, the value of all unvested options, all unvested restricted stock, all earned but unvested performance shares for awards made prior to 2009, the cost of two years of continued coverage under our group health plan with a tax gross-up, the cost of outplacement services for up to two years (at the maximum of 15% of annual base salary) and an excise tax gross-up on the entire amount. The named executive officer is also entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year of his termination, with that bonus assumed to be no less than the highest recent annual bonus paid to him. The full 2007 Annual Incentive Plan bonus is included in the figure shown for all parties. The full SERP account balance as of January 2, 2010 is included in the figure shown for Mr. Franklin. In addition to the above additional benefits and payments, the named executive officer is no longer bound by any non-compete agreements.

(3)	The figure shown represents life insurance coverage equal to three times annual base salary, the value of all unvested options and a pro rata portion of restricted stock and performance shares (assuming full vesting and exercise on January 2, 2010). In addition, Mr. Hunter is entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year of his death, which for 2009 would be $0 since we suspended the Annual Incentive Plan bonus for 2009. For Mr. Franklin, the figure shown also includes the full value as of January 2, 2010 of his SERP account.

(4)	The figure shown represents life insurance coverage equal to three times annual base salary, the value of all unvested options and a pro rata portion of restricted stock and performance shares (assuming full vesting and exercise on January 2, 2010). In addition, Mr. Hunter is entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year of his disability, which for 2009 would be $0 since we suspended the Annual Incentive Plan bonus for 2009. For Mr. Franklin, the figure shown also includes the full value as of January 2, 2010 of his SERP account.

(5)	The figure shown represents the value of all unvested options, a pro rata portion of restricted stock, and a pro rata portion of the number of performance shares actually earned after the three-year performance period for awards made in 2008 (assuming full vesting and exercise on January 2, 2010). This calculation assumes that all performance shares will be earned on the award granted in 2008. For Mr. Franklin, the figure shown also includes the full value as of January 2, 2010 of his SERP account.

(6)	As of January 2, 2010, Mr. Franklin is 100% vested in his SERP account balance. The figure shown represents 100% of the value of Mr. Franklin’s SERP account as of January 2, 2010. Mr. Franklin is entitled to this amount at retirement, upon any resignation from the Company, or if his employment was involuntarily terminated by the Company without cause or violated the noncompete provisions. If Mr. Franklin was terminated by the Company for cause, he would forfeit the amount of the SERP account.

Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause

Other than as provided for in Mr. Hunter’s employment agreement (as described in “Gordon Hunter’s Employment Agreement Post-Employment Provisions” below), the named executive officers are not entitled to any benefits or payments (beyond those provided under our benefit plans) in the event of their voluntary resignation for good reason or their involuntary termination other than for cause except in certain cases, as described below, in connection with a change of control. As of January 2, 2010, Mr. Franklin is 100% vested in his SERP account balance. Mr. Franklin is entitled to the vested portion of his SERP account at retirement upon any resignation from the Company, including a resignation for good reason, or if his employment was involuntarily terminated by us without cause. Benefits are paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Section 409A. If Mr. Franklin is terminated by us for cause or competes with us within two years after termination (other than following a change of control), he will forfeit his SERP benefit.

Voluntary Resignation other than for Good Reason or Involuntary Termination for Cause

Other than Mr. Franklin, as discussed below, none of the named executive officers are entitled to any benefits or payments (beyond those provided under our benefit plans) in the event of their voluntary resignation other than for good reason or their involuntary termination for cause. As of January 2, 2010, Mr. Franklin is 100% vested in his SERP account balance. Mr. Franklin is entitled to the vested portion of his SERP account at retirement upon any resignation from the Company, including a resignation for other than good reason, or if his employment was involuntarily terminated by us without cause. Benefits are paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Section 409A. If Mr. Franklin is terminated by us for cause or competes with us within two years after termination (other than following a change of control), he will forfeit his SERP benefit.

Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause within two years following a Change of Control

The named executive officers are entitled to additional benefits and payments (beyond those provided under the benefit plans covering all of our salaried employees) in the event of their voluntary termination for good reason or their involuntary termination other than for cause within two years following a change of control. The additional benefits and payments they are entitled to are described in “Change of Control Agreements Post-Employment Provisions” below.

Death

In the event of the death of a named executive officer, he is entitled to a payout under our life insurance plan equal to three times annual base salary plus $10,000 and, as described in “Equity-Based Compensation Plans Post-Employment Provisions” below, any unvested stock options will fully vest, any restrictions on restricted stock will lapse on a pro-rata basis and a pro-rata portion of outstanding performance shares will vest and be paid. As described in “Gordon Hunter’s Employment Agreement Post-Employment Provisions” below, Mr. Hunter also is entitled to a pro-rata portion of his bonus, if any, for the year of his death. In addition, Mr. Franklin’s SERP benefit would commence as soon as administratively feasible but no more than 90 days following his death.

Disability

In the event a named executive officer becomes disabled, his unvested stock options will fully vest, any restrictions on restricted stock will lapse on a pro-rata basis and a pro-rata portion of outstanding performance shares will vest and be paid, as described in “Equity-Based Compensation Plans Post-Employment Provisions” below. As described in “Gordon Hunter’s Employment Agreement Post-Employment Provisions” below, Mr. Hunter is also entitled to a pro-rata portion of his bonus, if any, for the year in which he became disabled. In addition, if Mr. Franklin terminates employment due to total disability, his SERP benefit would commence as soon as administratively feasible but no more than 90 days following the last day of the month on or after his termination date.

Retirement

As of January 2, 2010, none of the named executive officers had satisfied both the age and service requirements to be eligible for retirement under the Pension Plan or equity-based compensation plans. As such, if any of the named executive officers were to separate from service, he would not be eligible for immediate commencement of benefits under the Pension Plan nor would he be eligible for any accelerated vesting under the equity-based compensation plans. With regard to the SERP, Mr. Franklin is the only named executive officer eligible to participate in the plan. Mr. Franklin is 100% vested. If he were to terminate service and retain his right to a benefit because he was not terminated by us for cause and did not compete with us within two years after termination, the benefit would be paid as a lump sum as soon as administratively feasible following a six month deferral period, as required by Section 409A.

Equity-Based Compensation Plans Post-Employment Provisions

Under the provisions of the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the “1993 Equity Plan”) and the Stock Plan for Employees and Directors of Littelfuse, Inc. (the “Original Equity Plan”), all participants, including Messrs. Hunter, Franklin, Heinzmann and Ferbert, will have all of their unvested stock options fully vest upon their death, “total disability” or “eligible retirement” and upon a “change in control,” as such terms are defined in the applicable plan. Upon any such termination of employment or change in control, the stock option holder may exercise his or her vested stock options (including those which become vested as described above) until the earlier of (1) the date on which the stock options would otherwise terminate in accordance with the terms of their grants or (2) the expiration of three months after the change in control or date of termination (12 months in the case of death or termination following a change in control). Under all other termination of employment events, all unvested stock options are forfeited upon termination and the holder has three months after termination to exercise his or her stock options which were vested immediately prior to termination. For the purposes of these plans, “disability” is defined as the permanent inability, as a result of accident or sickness, to perform any and every duty pertaining to a participant’s occupation or employment for which the participant is suited by reason of previous training, education, and experience. For the purposes of these plans, “eligible retirement” means the date upon which an employee, having attained an age of not less than 62, terminates employment with us and our subsidiaries, provided that such employee has been employed by us or any of our subsidiaries for at least five years prior to termination. As defined under these plans, a “change in control” occurs upon any of the following: (1) a business combination in which our stockholders prior to the combination do not continue to own, directly or indirectly, more than 51% of the equity of the combined entity; (2) a change in ownership of 45% or more of our assets; (3) our liquidation; (4) certain acquisitions by any person becoming the beneficial owner of 40% or more of our outstanding stock or of the total voting power of our outstanding securities; and (5) the election or appointment during a 12-month period of new members to the Board, such that the new members of the Board constitute a majority of the Board and whose appointment or election was not previously endorsed by a majority of the Board.

Under the provisions of the Equity Plan, all participants, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, will have all of their unvested stock options fully vest upon their termination of employment due to death or “disability” or following a “change in control.” Upon any such termination of employment, the stock option holder may exercise his or her vested stock options (including those which become vested as described above) until the earlier of (1) the date on which the stock options would otherwise terminate in accordance with the terms of their grants or (2) the expiration of three months after the date of termination (12 months in the case of death). If the employment of any participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, terminates by reason of “eligible retirement,” all restrictions will continue to vest and remain exercisable for the same periods, as if the participant were still employed. Under all other termination of employment events, all unvested stock options are forfeited upon termination and the holder has three months after termination to exercise his or her stock options which were vested immediately prior to termination. For the purposes of the Equity Plan, “disability” means the qualification for long-term disability benefits under any long-term disability program sponsored by us or our subsidiaries or, in the case of a participant who is not part of our or our subsidiaries’ long-term disability plan, the inability of the participant to engage in any substantial gainful activity by reason of physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by the Compensation Committee based on medical evidence. The definitions of “change in control” and “eligible retirement” under the Equity Plan are substantially similar to the definitions from the 1993 Equity Plan set forth above.

Performance shares/units granted before 2008 under the 1993 Plan and the Equity Plan have an initial three-year performance period during which we must attain certain specified Company financial targets and a subsequent three-year vesting period. Performance shares earned after the three-year performance period vest at the rate of 33% per year on each of the fourth, fifth and sixth anniversaries of the grant date. Any participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, whose employment terminates for any reason prior to the expiration of the three-year performance period of the performance shares/units will be deemed to forfeit the performance shares/units. If termination occurs after the three-year performance period but prior to the expiration of the subsequent three-year vesting period, all of the remaining restrictions on any restricted shares of our common stock issued with respect to a performance share/unit will lapse upon the death, total disability or eligible retirement of the participant or upon a change in control. Any other termination of employment prior to the expiration of the three-year vesting period will cause all restricted shares of our common stock issued pursuant to the performance share/units and which are still unvested to be forfeited and cancelled.

Performance shares/units granted in 2008 under the Equity Plan have an initial three-year performance period during which we must attain certain specified Company financial targets but do not have a subsequent three-year vesting period. Any participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, whose employment terminates for any reason prior to the expiration of the three-year performance period of the performance shares/units other than by reason of death, disability, eligible retirement or after a change in control will be deemed to forfeit the performance shares/units. Upon a termination of employment during the three-year performance period due to death or disability, unearned performance shares/units granted in 2008 will be deemed earned and become issuable in an amount equal to the number of granted performance shares/units multiplied by a fraction, (1) the numerator of which is the number of whole months in the performance period that elapsed prior to the termination of service due to death or disability, divided by (2) 36, the total number of months in the performance period. Upon a termination of employment during the three-year performance period pursuant to an eligible retirement, a participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, will be entitled to receive at the end of the three-year performance period the number of performance shares/units actually earned multiplied by a fraction, (1) the numerator of which is the number of whole months in the performance period that elapsed prior to the eligible retirement, divided by (2) 36, the total number of months in the performance period. In the event of a change in control during the three-year performance period, all unearned performance shares/units granted in 2008 will be deemed earned and become issuable.

Grants of restricted stock made under the Equity Plan vest at the rate of 25% per year on each of the first four anniversaries of the grant date. Any recipient of a restricted stock award, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, whose employment terminates for any reason other than death, disability or eligible retirement will forfeit the unvested shares of restricted stock. If employment terminates for a recipient of a restricted stock award by reason of death, disability, eligible retirement, a number of unvested shares will automatically vest based on the following calculation: (1) the total number of shares of restricted stock originally awarded multiplied by the number of full months of service completed from the date of award to the date of termination; divided by (2) 48, the total months in the restricted period for all shares of restricted stock; less (3) the number of shares already vested. Any remaining unvested shares of restricted stock are forfeited. In addition, all unvested shares of restricted stock automatically vest on a change in control.

The Littelfuse, Inc. Long-Term Incentive Plan will supersede and replace (subject to stockholder approval) the Equity Plan, and the Outside Directors’ Plan, except that such prior plans shall remain in effect with respect to awards granted under such prior plans until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards.

Gordon Hunter’s Employment Agreement Post-Employment Provisions

If the employment of Mr. Hunter is terminated for cause or if Mr. Hunter terminates his employment other than for good reason, his employment agreement provides that he is entitled to receive his compensation and benefits accrued up to the date of termination. For purposes of the agreement, “cause” means (1) a willful failure to perform in accordance with the direction of the Board (other than by reason of disability), or gross negligence in the performance, of his material duties and responsibilities to the Company or any of its affiliates; (2) certain breaches under the employment agreement; (3) a conviction of, or the plea of guilty or no contest to, a felony; (4) conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company; or (5) other conduct that is, or could reasonably be expected to be, materially harmful to the Company or any of its affiliates. For purposes of the agreement, “good reason” means (1) a material breach of the agreement by us not cured within 30 days after written notice by Mr. Hunter to us; or (2) without Mr. Hunter’s written consent: (a) any change in title or any material diminution of duties or authority; (b) assignment of duties materially inconsistent with duties in effect on the date of the agreement; (c) any change in the reporting structure of the Company; or (d) any requirement that Mr. Hunter relocate his principal residence as in effect on the effective date of the agreement or office other than at our headquarters offices.

If Mr. Hunter’s employment terminates due to death or disability, his employment agreement provides that he is entitled to receive his compensation and benefits accrued up to the date of termination plus his annual incentive bonus for the performance period in which the date of termination occurs, if any, based on actual performance for the entire period but subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination.

If Mr. Hunter’s employment is terminated by us other than for cause, or he terminates his employment for good reason, his employment agreement provides that Mr. Hunter is entitled to receive his compensation and benefits accrued up to the date of termination. In addition, we will: (1) continue to pay him his base salary during the 12 months following the date of termination at the rate in effect on the date of termination; (2) pay him a severance payment in 12 equal monthly installments equal to his annual incentive bonus at target; (3) if Mr. Hunter elects to exercise his rights under Section 4980B of the Code and applicable state laws (“COBRA”) to continue his Company sponsored group health and dental plan benefits, subject to any employee contribution generally applicable to senior level executives actively employed by the Company, continue to contribute to the premium cost for Mr. Hunter and his eligible dependents (provided they are entitled to receive such participation under applicable law and plan terms) for up to 12 months; (4) pay him an incentive bonus for the performance period in which the date of termination occurs, if any, subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination; (5) subject to any employee contribution generally applicable to senior level executives actively employed by the Company, continue to contribute to the premium cost of Mr. Hunter’s participation in our group life insurance plan (provided he is entitled to continue such participation under applicable law and plan terms) for up to 12 months; and (6) pay up to $25,000 for costs and expenses of outplacement services provided we receive applicable and timely documentation of such costs and expenses. The above payments may be delayed for up to six months to the extent required by Section 409A.

Change of Control Agreements Post-Employment Provisions

Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann each have a change of control employment agreement with us. Because the prior change of control agreements for each of these named executive officers did not contemplate a change of control (as such term is defined in the change of control agreements and described below) after January 1, 2009, we entered into new change of control agreements as of January 1, 2009. These change of control agreements contain substantially the same material terms and conditions as the prior change of control agreements, but certain modifications were made to make the agreements consistent with the requirements of Section 162(m) and Section 409A as well as certain clarifying and simplifying changes.

The definition of a “change of control” has been revised to generally provide that a “change of control” is triggered upon (1) certain acquisitions by any person becoming the beneficial owner of more than 50% of our outstanding stock or of the total voting power of our outstanding securities, (2) persons acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period, (3) the replacement of a majority of the members of the Board during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board or (4) certain acquisitions of at least 40% of our assets during a 12-month period.

If a change of control occurs at any time on or before December 31, 2011, we have agreed to continue to employ Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, and each of them has agreed to remain an employee, for two years after the occurrence of the change of control (the “Employment Period”). During the Employment Period, we will provide them with base compensation that is no less than the highest base compensation provided to them during the 12 months prior to the change of control, benefits and office support at levels no less than provided to them during the 120 days prior to the change of control, and annual bonuses that are no less than the highest annual bonus provided to them during the three years prior to the change of control (annualized if the executive was not employed for the whole of such year).

In the event that we terminate the services of Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann during the Employment Period other than for cause, death or disability or if any of them terminate their service for good reason, in addition to any accrued but unpaid base salary due to the executive and provided the termination is a “separation from service” (within the meaning of Section 409A):

(1) we will pay the executive a single lump sum payment equal to two times his base salary and his highest bonus paid during the three years prior to the separation from service, plus a pro-rated portion of such highest one-year bonus based on service through date of separation which would be paid 30 days following the executive’s separation from service, except for Mr. Hunter who would receive his payment six months after his separation from service as he is a “specified employee” within the meaning of Section 409A; plus

(2) during the two years following the separation from service, we will reimburse the executive the premium cost in excess of the normal active employee rate for his peer group to continue group medical benefits for him and his family under COBRA (or reimbursements of excess individual insurance policy costs, if COBRA is not available) plus any tax gross-up attributable to this amount;

(3) for a period of up to two years after the separation from service, or until the executive accepts employment with any third party, we will provide reasonable outplacement services to the executive for the purpose of assisting the executive to seek new employment;

(4) any option or right granted to the executive under any of our equity-based plans will be exercisable by the executive until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of 12 months after the date of separation from service;

(5) we will pay or provide to the executive any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements;

(6) on and after the separation from service the terminated executive will not be bound or prejudiced by any non-competition agreement benefiting us or our subsidiaries;

(7) with regard to Mr. Hunter, the benefits and payments under his change of control agreement are in addition to any benefits that may be required under his Employment Agreement; and

(8) with regard to Mr. Franklin, we will credit, as of the date of separation from service, his account under our SERP with two additional years of service (but not beyond age 62) and two additional years of compensation at the same level as at the end of the plan year prior to his separation from service.

For purposes of the change of control agreements, “cause” means (1) the willful and continued failure by an executive to substantially perform his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that an executive has not substantially performed his duties and such failure is not cured within 60 calendar days after receipt of such written demand; or (2) the willful engaging by an executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to us. For purposes of the agreements, “good reason” means (1) an executive is not elected to, or is removed from, any elected office that such executive held immediately prior to a change of control; (2) the assignment to an executive of any duties materially inconsistent in any respect with such executive’s position, authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities; (3) any failure by us to comply with any of the provisions of the change of control agreement; (4) requiring an executive to travel on business to a substantially greater extent than required immediately prior to the change of control; or (5) any purported termination of an executive’s service other than as expressly permitted under the agreements, in all cases provided the executive provides at least 90 days notice and allows us at least 30 days to cure.

If the executive’s separation from service is terminated by reason of his death or disability during the Employment Period, in addition to any accrued but unpaid base salary due to the executive for services prior to separation, we will pay to the executive or his legal representative his bonus, pro-rated for service through date of separation, plus any accrued but unpaid vacation pay and any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements, which will include, in the case of death, benefits at least equal to the most favorable benefits provided by us to the estates and beneficiaries of peer executives at the Company and which will include, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by us to disabled executives and/or their families.

If the executive’s separation from service is due to a termination for cause during the Employment Period or the executive separates from service voluntarily without good reason, we will pay to the executive any accrued but unpaid base salary due to the executive for services prior to separation, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

In the event it is determined that any payment or distribution by us to Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann would be subject to the excise tax imposed by Section 4999 or Section 409A(a)(1)(B) of the Code or any interest or penalties are incurred by any of them with respect to such excise tax (collectively, the “Excise Tax”), then they will be entitled to receive an additional gross-up payment in an amount such that, after payment of all taxes, they retain an amount of the gross-up payment equal to the Excise Tax imposed upon the payments.

Pension Plan Post-Employment Provisions

The Pension Plan does not distinguish between voluntary resignations (for good reason or otherwise) and involuntary terminations (for cause or otherwise). The Pension Plan also offers no special provisions for terminations due to a change of control. Participants earn the nonforfeitable right to their Pension Plan benefits upon completing five years of service, and, upon any termination thereafter, will be entitled to receive a distribution of their benefits (subject to reduction if the participant terminates prior to his normal retirement date, which is 65 or, if later, completion of five years of service). The Pension Plan was amended, effective April 1, 2009, to freeze participants’ accrued benefits as of April 1, 2009, such that no new benefits can be earned on or after April 1, 2009. Generally, no new participants are permitted to join the Pension Plan on or after this freeze date.

SERP Post-Employment Provisions

SERP benefits are generally paid upon termination or retirement in a single lump sum payment six months after a participant’s employment termination date. Normal retirement age under the SERP is age 62, but a participant may retire early under the SERP after both attaining age 55 and completing ten years of service. Participants who are terminated for cause or who are employed by a competitor within two years after their termination of employment (except following a change of control) forfeit their benefit under the plan.

As of January 2, 2010, Mr. Franklin was the only named executive officer eligible to participate in the SERP. His SERP benefit is fully vested. If his employment terminates (and he does not forfeit his benefit because we terminated him for cause or he becomes employed by a competitor, as described above), Mr. Franklin’s benefit would be paid to him six months after he terminates employment. If, within two years following a change of control, Mr. Franklin terminates employment for good reason or we terminate him for any reason other than for cause, Mr. Franklin’s SERP account would be credited with two additional years’ allocations to fund his benefit (as described in “Change of Control Agreements Post-Employment Provisions”) and he will receive two additional years of service under the SERP.

Certain Relationships and Related Transactions

In February 2007, the Board adopted the Littelfuse, Inc. Policy on Related Person Transactions. This written policy provides that the Nominating and Governance Committee will review and approve Related Person Transactions (as defined below). The Chair of the Nominating and Governance Committee has been delegated the authority to act between Committee meetings.

The policy defines a “Related Person Transaction” as a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

“Related Person” is defined as: (1) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or a nominee to become a director of Littelfuse; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more than 5% beneficial owner; (4) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; (5) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and (6) any charitable or non-profit organization in which any of the foregoing persons is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Our General Counsel and Vice President, Human Resources assesses for purposes of the policy whether a proposed transaction is a Related Person Transaction and must be approved by the Nominating and Governance Committee.

The approval procedures in the policy identify the factors the Nominating and Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to previously approved Related Person Transactions. The Nominating and Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Governance Committee, including (if applicable) but not limited to: (1) the benefits to the Company; (2) the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (3) the availability of other sources for comparable products or services; (4) the terms of the transaction; and (5) the terms available to unrelated third parties or to employees generally. The Nominating and Governance Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, our best interests and the best interest of our stockholders, as the Nominating and Governance Committee determines in good faith.

We did not enter into any Related Person Transactions in 2009.

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended January 2, 2010 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the matters requiring discussion pursuant Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), which supersedes Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and letter received by the Audit Committee from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding the independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee held seven meetings during fiscal 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 2, 2010 for filing with the SEC. The Audit Committee and the Board also have recommended, subject to stockholder approval and ratification, the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending January 1, 2011.

Audit Committee:

Anthony Grillo (Chairman)
John E. Major
Ronald L. Schubel

Proposal No. 2

Approval and Ratification of
Appointment of Independent Auditors

Subject to approval of the stockholders, the Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 1, 2011. The stockholders will be asked at the meeting to approve and ratify such appointment. A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders’ questions.

The Board of Directors recommends that the stockholders vote FOR the approval and ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending January 1, 2011.

Audit and Non-Audit Fees

The following table presents the approximate fees for professional audit services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended January 2, 2010 and December 27, 2008, as well as the approximate fees billed for other services rendered by Ernst & Young LLP:

	2009	2008

Audit fees(1)	$1,391,388	$1,589,000
Audit-related fees(2)	56,000	197,000
Tax advisory services(3)	147,725	403,000
Other(4)	2,500	8,000

Total	$1,597,613	$2,197,000

(1)	Includes fees related to statutory audits of foreign subsidiaries, Sarbanes-Oxley compliance and review of financial statements included in our Forms 10-Q and 10-K.

(2)	Includes fees related to audits of employee benefit plans and acquisition activity during 2009 and 2008.

(3)	Includes fees related to tax compliance, tax advice and tax planning.

(4)	Includes fees related to the Ernst & Young LLP on-line research tool.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit, statutory audits at foreign locations, quarterly reviews and tax services. The Chairman of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval for services that have not been previously pre-approved, but he must report the pre-approval at the next meeting of the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us and has concluded that such services are compatible with such firm’s independence.

Proposal No. 3

Approval of
Littelfuse, Inc. Long-Term Incentive Plan

Background

Our stockholders are being asked to consider and vote on this proposal to approve the Littelfuse, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”). Pending stockholder approval, the Long-Term Incentive Plan will supersede and replace the Littelfuse, Inc. Equity Incentive Compensation Plan, adopted effective March 1, 2006, and the Littelfuse, Inc. Outside Directors’ Equity Plan, adopted effective March 1, 2006 (collectively, the “Prior Plans”), except that the Prior Plans will remain in effect with respect to awards granted under such Prior Plans until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with their terms. At its meeting on February 4, 2010, the Board adopted the new Long-Term Incentive Plan, effective as of February 3, 2010, subject to stockholder approval.

The Long-Term Incentive Plan’s purpose is to further the growth and development of Littelfuse and enhance stockholder value by linking long-term incentive compensation to the financial performance of Littelfuse. The Long-Term Incentive Plan will also provide employees and members of our Board with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of Littelfuse and will help to attract and retain outstanding employees and members of our Board to the service of Littelfuse.

The description of the Long-Term Incentive Plan below is a summary and is qualified in its entirety by reference to the provisions of the Long-Term Incentive Plan, which is attached as Appendix A to this Proxy Statement.

The Board of Directors has approved and unanimously recommends that the stockholders vote FOR the proposal to approve the Littelfuse, Inc. Long-Term Incentive Plan.

Description of the Incentive Plan

Administration.  The Long-Term Incentive Plan requires that a committee of non-employee independent outside directors administer the Long-Term Incentive Plan. Currently, our Compensation Committee, which we refer to in this proposal as the Committee, administers the Long-Term Incentive Plan. Among other powers and duties, the Committee determines the employees who will be eligible to receive awards and establishes the terms and conditions of all awards. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate its authority and administrative duties under the Long-Term Incentive Plan and may delegate to an executive officer its authority to grant awards to non-officer employees, subject to certain rules in the Long-Term Incentive Plan.

Shares Subject to the Long-Term Incentive Plan.  The shares issuable under the Long-Term Incentive Plan are shares of our common stock that are (i) authorized but unissued or (ii) held in or acquired for the Littelfuse treasury. The total aggregate shares of common stock authorized for issuance during the term of the Long-Term Incentive Plan is limited to 1.2 million shares, plus the remaining reserved but unissued shares under the Prior Plans, 614,248. The Committee must equitably adjust awards and the number of shares available under the Long-Term Incentive Plan in the event of a stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, reclassification or other recapitalization affecting the common stock. Subject to certain limitations, the shares of common stock allocable to the portion of awards granted under the Long-Term Incentive Plan that have been forfeited, canceled, expired without becoming exercised or terminated and which have not been applied to pay the exercise price or taxes, may again be issued pursuant to new awards under the Long-Term Incentive Plan.

Types of Awards and Eligibility.  There are seven types of awards that may be made under the Long-Term Incentive Plan including incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award. For purposes of awards determined by reference to the fair market value of a share of our common stock, fair market value means the closing price of a share of our common stock on the relevant date, or if there are not sales on such date, on the next preceding day on which there were sales. Current and future U.S. and non-U.S. employees (including officers) and prospective employees as designated by the Committee and members of our Board may receive awards under the Long-Term Incentive Plan. However, only U.S. employees may receive ISOs. As of March 1, 2010, approximately 115 individuals (consisting of nine executive officers, six directors who are not executive officers, and approximately 100 employees who are not executive officers) are eligible to receive awards under the Long-Term Incentive Plan. The closing price of Littelfuse common stock on the NASDAQ National Market was $36.11 per share as of March 1, 2010.

Stock Options.  ISOs are options to purchase our common stock that receive tax benefits if they meet the requirements under Section 422 of the Code, and NQSOs are options to purchase our common stock that do not meet those requirements.

Option Grant:  Each option award must be evidenced by an award agreement specifying the option exercise price, the term of the option, the number of shares of our common stock subject to the option, and such other provisions as the Committee determines, and which are not inconsistent with the terms and provisions of the Long-Term Incentive Plan (which need not be the same for each award or for each recipient). The award agreement must also specify whether the option is to be treated as an ISO within the meaning of Code Section 422. Options not designated as ISOs are considered to be NQSOs.

Exercise of Options:  Options granted under the Long-Term Incentive Plan will be exercisable at such times set forth in an award agreement. The exercise price of each option granted under the Long-Term Incentive Plan will be at least 100% of the fair market value of a share of our common stock on the date of grant. The exercise price of each ISO granted under the Long-Term Incentive Plan to any individual who owns more than 10% of the voting power of our stock will be at least 110% of the fair market value of a share of our common stock on the date of grant. The fair market value of shares to which ISOs are exercisable for the first time by any individual during any one calendar year is limited to $100,000, and any ISOs that become exercisable in excess of that amount will be deemed NQSOs.

Payment of Exercise Price:  The exercise price is payable in cash, by tendering shares of our common stock (which have been held for any minimum period needed to avoid adverse impacts for our financial reporting purposes), or, if permitted by the Committee, by withholding shares that would be acquired on exercise, tendering other awards payable under the Long-Term Incentive Plan, or broker-assisted cashless exercise (if permitted by all applicable laws and regulations). Options are exercisable at such times and subject to the conditions, restrictions and contingencies specified by the Committee.

Option Term:  The maximum term of any option is ten years from the date of grant and, with respect to ISOs granted to an individual who owns 10% of the voting power of our stock, the maximum term is 5 years from the date of grant.

Stock Appreciation Rights.  Each SAR represents the right to receive a payment in an amount equal to the increase in the fair market value of a share of our common stock on the date the recipient exercises the award over the fair market value of a share of our common stock at the date the award is granted (the “base price”). The Committee will determine, in its sole discretion, the number of SARs granted to any individual under the Long-Term Incentive Plan and any terms and conditions pertaining to the awards.

SARs Grant:  Each award of SARs will be evidenced by an award agreement that will specify the base price, the term of the SAR, and such other provisions as the Committee determines, and which are not inconsistent with the terms of the Long-Term Incentive Plan (which need not be the same for each award for each recipient).

Base Price of SAR:  The base price of each SAR granted under the Long-Term Incentive Plan will be at least equal to the fair market value of a share of our common stock on the date of grant.

Settlement of SARs:  SARs granted under the Long-Term Incentive Plan will be exercisable (“settled”) at such times set forth in an award agreement. Following exercise of a SAR, a participant is entitled to receive payment in an amount determined by multiplying: (a) the excess of the fair market value of a share on the date of exercise over the base price per share; by (b) the number of shares with respect to which the SAR is exercised. Payment to settle SARs may be in cash, shares of common stock, or a combination of cash and shares, as determined by the Committee. The Committee may provide a maximum dollar limit on the total payment due under a SAR.

SAR Term:  The maximum term of any SAR is ten years from the date of grant.

Restricted Stock and Restricted Stock Units.  An award of restricted stock is a grant of shares of our common stock subject to restrictions specified by the Committee that generally lapse upon vesting. Each RSU awarded entitles the recipient to receive, upon vesting of the award, one share of our common stock or cash in an amount equal to the fair market value of one share of our common stock on the date of vesting (or a combination of cash and shares, in the Committee’s discretion). Each award of restricted stock or RSUs will be evidenced by an award agreement that specifies the period of restriction for restricted stock or the vesting period for RSUs, the number of shares of restricted stock or RSUs granted, and such other provisions as the Committee shall determine, and which shall not be inconsistent with the terms and provisions of the Long-Term Incentive Plan (which need not be the same for each award or for each recipient). Unless otherwise provided in the award agreement, a recipient of a restricted stock or RSU award has no stockholder rights, such as voting or cash dividend rights, until vesting of the RSU or restricted stock.

Performance Units and Performance Shares.  Each performance share represents the recipient’s right to receive one share of our common stock, upon satisfaction of performance goals established by the Committee. Each performance unit entitles the recipient to receive a cash payment equal to the value of the performance unit, as determined by the Committee on the grant date, upon satisfaction of the performance goals established by the Committee. Recipients of performance shares or performance units earn the right to receive payment based on the extent to which they achieve the applicable performance goals during the performance period, as determined by the Committee.

Grant of Performance Award:  Each award of performance units or performance shares will be evidenced by an award agreement that specifies the initial value of the award, the performance goals and the performance period, and such other provisions as the Committee determines, and which are not inconsistent with the terms and provisions of the Long-Term Incentive Plan.

Stockholder/Dividend Rights:  Unless otherwise provided in the award agreement, a recipient of performance shares or performance units will have no stockholder rights, such as voting or cash dividend rights, until the award has vested and the recipient has received and become the stockholder of record for the shares of our common stock, if any.

Performance Goals.  Awards granted to “covered employees” (as such term is defined in the regulations promulgated under Code Section 162(m)) under the Long-Term Incentive Plan may, in the Committee’s discretion, be designed to qualify as performance-based compensation under Code Section 162(m). Performance goals under the Long-Term Incentive Plan are based on performance measures, which may include any of the following: revenue; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; operating income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; capital expenditures; expense levels; stock price; debt levels; market share; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to Littelfuse or its business; or any combination thereof. In addition, the performance goals may be based in whole or in part upon the performance of Littelfuse and/or one or more of its affiliates, one or more of its divisions or units or, in such a case, any combination of the foregoing, on a consolidated or nonconsolidated basis, under one or more of these performance measures. These performance measures may be changed only if the Committee proposes a change for stockholder vote and stockholders approve a change. The performance goals that apply to any performance unit or performance share award must be established in writing by the Committee in the applicable award agreement. The Committee must certify attainment of these goals before any payout or vesting may be determined, and has the ability to adjust its determinations to decrease (but not increase) the payment under the award. If applicable tax and/or securities laws change to permit Committee sole discretion to alter the performance goals without obtaining stockholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining stockholder approval.

Limitations on Awards to Covered Employees.  The maximum number of shares that may be awarded pursuant to options, restricted stock, RSUs and performance units and shares under the Long-Term Incentive Plan to any “covered employee,” as such term is defined in the regulations promulgated under Code Section 162(m), in any one calendar year is limited to 200,000 shares of our common stock. In addition, in any one calendar year, a “covered employee” may not receive a cash amount payable under the Long-Term Incentive Plan greater than $3,000,000.

Vesting and Forfeiture.  The Committee determines the time and conditions under which the award will vest or the period of restriction will lapse as part of making an award. Vesting or the lapse of the period of restriction may, in the Committee’s discretion, be based solely upon continued employment or service for a specified period of time, or may be based upon the achievement of specific performance goals (company-wide, subsidiary-wide, divisional, and/or individual), or both. Vesting means the time at which an option or SAR holder may exercise his or her award, the end of the period of restriction with respect to restricted stock or RSUs, or the time at which the recipient of performance units or performance shares has satisfied the requirements to receive payment of the award (which can be no less than one year). Vesting or lapse provisions need not be uniform among awards granted at the same time or to persons similarly-situated. Vesting and lapse requirements will be set forth in the applicable award agreement. The Committee, in its discretion, may accelerate vesting of any award at any time. When a participant terminates employment or service with us, all unvested awards are forfeited unless otherwise provided by the Committee.

Extension Exercise Period.  The Committee, in its discretion, may extend the period of time for which an option or SAR is to remain exercisable following a termination of service, but in no event beyond the expiration of the option or SAR.

Prohibition on Repricing.  Except as required or permitted pursuant to a recapitalization or reorganization, in no event will the Committee amend an option or SAR to reduce the exercise or base price below the fair market value of the award on the date of grant or grant an option or SAR in exchange for the cancellation or surrender of an option or SAR with a higher per share exercise or base price.

Limits on Transfers of Awards/Beneficiary Designation.  All awards are exercisable only by the participant during the participant’s lifetime, and are transferable only by will or by the laws of descent and distribution; provided, however, that the Committee may permit a transfer of an award, other than an ISO, to a family member of an individual, subject to such restrictions as the Committee may provide. Participants may designate a beneficiary or beneficiaries to receive their benefits under the Long-Term Incentive Plan if they die before receiving any or all of such benefit.

Deferrals.  At the Committee’s discretion, cash or shares payable upon the satisfaction of any requirements with respect to RSUs, performance units, or performance shares may be deferred. Shares or cash payable upon the exercise of stock options or SARs or the vesting of restricted stock may not be deferred. Any deferrals must be timely elected to comply with policies and procedures established by the Committee and the requirements of Code Section 409A.

Recapitalization.  Upon a recapitalization, the Committee must adjust the number and kind of shares issuable and maximum limits for each type of award, adjust the number and kind of shares subject to outstanding awards, adjust the exercise or base price of outstanding options or SARs, and make any other equitable adjustments to prevent dilution or enlargement of rights of awards.

Reorganization.  Upon a reorganization, the Committee may decide that awards will apply to securities of the resulting corporation (with appropriate adjustment as determined by the Committee), that some or all options and some or all SARs will be immediately exercisable (to the extent permitted under federal or state securities laws), that options and SARs will be immediately exercisable and terminate after at least 30 days’ notice to holders (to the extent permitted under federal or state securities laws), and/or that some or all awards of restricted stock or RSUs will become immediately fully vested.

Amendment and Termination.  Our Board may amend, suspend or terminate the Long-Term Incentive Plan and any award agreement at any time, without the consent of stockholders or participants; provided, however, that any amendment to the Long-Term Incentive Plan must be submitted to the Corporation’s stockholders for approval if stockholder approval is required by applicable law. However, no amendment or termination may adversely affect the rights of holders of outstanding awards without their consent unless necessary to comply with applicable law.

Federal Income Tax Consequences

The following summary of the federal income tax consequences relating to the Long-Term Incentive Plan is based on present federal tax laws and regulations. We cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Incentive Stock Options.  An employee participant will generally have no tax consequences when he or she receives the grant of an ISO. In most cases, an employee participant also will not have income tax consequences when he or she exercises an ISO. An employee participant may have income tax consequences when exercising an ISO if the aggregate fair market value of the shares of the common stock subject to the ISO that first become exercisable in any one calendar year exceeds $100,000. If this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are NQSOs instead of ISOs. Additionally, subject to certain exceptions for death or disability, if an employee participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. Any shares recharacterized as NQSOs will have the have the tax consequences described below with respect to the exercise of NQSOs.

An employee participant recognizes income when selling or exchanging the shares acquired from the exercise of an ISO in the amount of the difference between the fair market value at the time of the sale or exchange and the exercise price the participant paid for those shares. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the required holding periods expire two years after the date of grant of the ISO and one year after the date the common stock is acquired by the exercise of the ISO. Further, the amount by which the fair market value of a share of the common stock at the time of exercise of the ISO exceeds the exercise price will likely be included in determining a participant’s alternative minimum taxable income and may cause the participant to incur an alternative minimum tax liability in the year of exercise.

If an employee participant disposes of the common stock acquired by exercising an ISO before the holding periods expire, the participant will recognize compensation income. The amount of income will equal the difference between the option exercise price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates and be subject to employment taxes. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price.

Using shares acquired by exercising an ISO to pay the exercise price of another option (whether or not it is an ISO) will be considered a disposition of the shares for federal tax purposes. If this disposition occurs before the expiration of the required holding periods, the employee optionholder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any of these shares after holding them for the required holding periods or transfers shares acquired by exercising an NQSO or on the open market, he or she generally will not recognize any income upon exercise. Whether or not the transferred shares were acquired by exercising an ISO and regardless of how long the option holder has held those shares, the basis of the new shares received from the exercise will be calculated in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Code Section 1036 and the related rulings; these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.

There will be no tax consequences to Littelfuse when it grants an ISO or, generally, when an employee participant exercises an ISO. However, to the extent that an option holder recognizes ordinary income when he or she exercises, as described above, Littelfuse generally will have a tax deduction in the same amount and at the same time.

Nonqualified Stock Options.  A participant generally has no income tax consequences from the grant of NQSOs. Generally, in the tax year when the participant exercises the NQSO, he or she recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for the shares, and that amount will be subject to employment taxes.

If a participant exercises a NQSO by paying the exercise price with previously acquired common stock, he or she will have federal income tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Section 1036 and related rulings, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant recognizes income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized on exercise, increased by any non-stock consideration tendered. The holding period begins on the exercise of the option.

The gain, if any, realized at the later disposition of the common stock will either be short- or long-term capital gain, depending on the holding period.

There will be no tax consequences to Littelfuse when granting a NQSO. Littelfuse generally will have a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Stock Appreciation Rights.  Neither the participant nor Littelfuse has income tax consequences from the issuance of a SAR. The participant recognizes taxable income at the time the SAR is exercised in an amount equal to the amount by which the cash and/or the fair market value of the shares of the common stock received upon that exercise exceeds the base price. The income recognized on exercise of a SAR will be taxable at ordinary income tax rates and be subject to employment taxes. Littelfuse generally will be entitled to a tax deduction with respect to the exercise of a SAR in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock.  A holder of restricted stock will not recognize income at the time of the award, unless he or she specifically makes an election to do so under Code Section 83(b) within thirty days of such award. Unless the holder has made such an election, he or she will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, he or she paid for such stock. Littelfuse will generally be entitled to a corresponding deduction in the same amount and at the same time as the holder recognizes ordinary income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the holder will realize a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held after the restrictions lapse).

If the holder made a timely election under Section 83(b) of the Code, he or she will recognize ordinary income for the taxable year in which an award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, if such an election was made, the holder will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Littelfuse will generally be entitled to a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock Units.  A holder of RSUs generally will not recognize income at the time of the award. Upon delivery of the cash or shares due upon settlement of an RSU, a holder will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares distributed. Littelfuse will generally be entitled to a corresponding tax deduction in the same amount and at the same time as the holder recognizes income. When the holder later disposes of his or her shares, the difference between the amount realized on sale and the amount recognized by the holder upon settlement of the RSU will be a capital gain or loss (which will be long term or short term depending upon how long the shares are held).

Performance Shares.  A holder of a performance share will generally recognize ordinary income and be subject to employment taxes in the year a payment of shares for performance under the Long-Term Incentive Plan is received. Similarly, Littelfuse will generally recognize a tax deduction in the same amount and at the same time.

Performance Units.  A holder of a performance unit will generally recognize ordinary income and be subject to employment taxes in the year a cash payment for performance under the Long-Term Incentive Plan is received. Similarly, Littelfuse will generally recognize a tax deduction in the same amount and at the same time.

Limitation on Company Deductions.  No federal income tax deduction is allowed for Littelfuse for any compensation paid to a “covered employee” in any taxable year of Littelfuse to the extent that his or her compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of Littelfuse and the three other most highly compensated officers of Littelfuse other than the principal financial officer for the taxable year, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or SARs, payments pursuant to performance shares or units, or the receipt of restricted stock. This deduction limitation, however, does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. Awards under the Long-Term Incentive Plan that are made to participants who are “covered employees” may be designed by the Committee to meet the requirements of the performance-based compensation exception under Code Section 162(m). The Committee intends to administer the Long-Term Incentive Plan in a manner that maximizes Littelfuse’s tax deductions under Code Section 162(m).

Other Information

Subject to the terms and provisions of the Long-Term Incentive Plan, the individuals that receive awards and the terms and conditions of such awards are determined at the discretion of the Committee. The Committee has not yet made any determination as to which eligible employees will receive awards under the Long-Term Incentive Plan in the future, or the value of awards to be made to any eligible individual, and therefore, it is not possible to determine for any persons or groups the benefits or amounts that will be received in the future under the Long-Term Incentive Plan. Moreover, because awards of grants under the Long-Term Incentive Plan are discretionary, the benefits or amounts which would have been received following the 2009 fiscal year are not determinable.

Compensation Plan Information

Information about our equity compensation plans at January 2, 2010 that were either approved or not approved by our stockholders is as follows:

Number of Securities
	Number of Securities		Remaining Available
	to be Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders	2,118,265	$29.46	614,248
Equity compensation plans not approved by security holders	—	$—	—

Total	2,118,265	$29.46	614,248

Stockholder Proposals

Any stockholder proposal intended to be presented at the 2011 annual meeting of our stockholders must be received at our principal executive offices by November 17, 2010, in order to be considered for inclusion in our proxy materials relating to that meeting. Our bylaws require that in order to nominate persons to our Board or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to our Corporate Secretary, which notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day (March 1, 2011 for the 2011 annual meeting of stockholders) nor earlier than the close of business on the 90th day prior (January 28, 2011 for the 2011 annual meeting of stockholders) to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting to which such stockholder’s notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. The stockholder’s notice must contain detailed information specified in our bylaws. As to any proposal that a stockholder intends to present to stockholders without inclusion in our Proxy Statement for our 2011 annual meeting of stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

Other Matters

As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

By order of the Board of Directors,

Mary S. Muchoney
Secretary

March 17, 2010

Appendix A

The text of the Littelfuse, Inc. Long-Term Incentive Plan, as it is proposed to be approved and adopted, is as set forth below:

LITTELFUSE, INC.
LONG-TERM INCENTIVE PLAN

SECTION 1.

ESTABLISHMENT, OBJECTIVES AND DURATION

1.1  ESTABLISHMENT.  Subject to the approval of the stockholders of Littelfuse, Inc. (the “Corporation”), the Corporation has established the Littelfuse, Inc. Long-Term Incentive Plan (the “Plan”), as set forth herein, effective as of February 3, 2010. The Plan supercedes and replaces (subject to the last sentence of Section 1.4) the Equity Incentive Compensation Plan, Littelfuse, Inc. Equity Incentive Compensation Plan, adopted effective March 1, 2006, and the Littelfuse, Inc. Outside Directors’ Equity Plan, adopted effective March 1, 2006 (the “Prior Plans”), except that the Prior Plans shall remain in effect with respect to awards granted under such Prior Plans until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards.

1.2  PURPOSE.  The purpose of the Plan is to enhance stockholder value by linking long-term incentive compensation to the financial performance of the Corporation and to further align employees’ financial rewards with the financial rewards realized by the Corporation and its stockholders. The Plan is also a vehicle to attract and retain key personnel. To accomplish the foregoing, the Plan provides that the Corporation may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and/or Performance Units.

1.3  DURATION.  The Plan shall remain in effect, subject to the right of the Corporation’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 15, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions.

1.4  APPROVAL BY STOCKHOLDERS.  The Plan has been adopted by the Board of Directors subject to approval by the stockholders of the Corporation at the first annual meeting of stockholders held following the adoption by the Board, or any special meeting of the stockholders duly called. Awards may be granted prior to stockholder approval, but no Award may be exercised or settled until the Plan is approved by the stockholders, and if the Plan is not so approved by January 31, 2011, the Plan, and all Awards granted under the Plan, shall be null and void; provided, however, that to the extent any Award could have been granted under one of the Prior Plans, it shall not be void, but shall be treated as having been granted under such Plan.

SECTION 2.

DEFINITIONS

Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

2.1  “AWARD” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units.

2.2  “AWARD AGREEMENT” means a written (or electronic) document setting forth the terms and provisions applicable to an Award granted to the Participant under the Plan which need not be executed unless required by the Committee, and is a condition to the grant of an Award hereunder.

2.3  “BOARD” means the Board of Directors of the Corporation.

2.4  “CHANGE IN CONTROL” means, unless the Committee otherwise determines, the first of the following events to occur:

(a) The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than the Corporation, any Subsidiary, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, (a “Person”) of any of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. For purposes of this Paragraph (a), the following acquisitions shall not constitute a Change in Control: (i) the acquisition of additional stock by a Person who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, (ii) any acquisition in which the Corporation does not remain outstanding thereafter and (iii) any acquisition pursuant to a transaction which complies with Paragraph (c) below. An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Paragraph;

(b) The replacement of individuals who constitute a majority of the Board, during any twelve (12) month period, by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election, provided that, if the Corporation is not the relevant corporation for which no other corporation is a majority shareholder for purposes of Treasury Regulation Section 1.409A-3(i)(5)(iv)(A)(2), this Paragraph (b) shall be applied instead with respect to the members of the board of the directors of such relevant corporation for which no other corporation is a majority shareholder;

(c) The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), other than the Corporation, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary , during the 12-month period ending on the date of the most recent acquisition by such by such person or persons, of ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation. For purposes of this Paragraph (c), the following acquisitions shall not constitute a Change in Control: (i) the acquisition of additional control by a person or more than one person acting as a group who are considered to effectively control the Corporation within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi) and (ii) any acquisition pursuant to a transaction which complies with Paragraph (a); or

(d) The acquisition by any individual person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), other than a transfer to a related person within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(B), during the 12-month period ending on the date of the most recent acquisition by such by such person or persons, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For purposes of this Paragraph (d), “gross fair market value” means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The above definition of “Change in Control” shall be interpreted by the Board, in good faith, to apply in a similar manner to transactions involving partnerships and partnership interests, and to comply with Code Section 409A.

2.5  “CODE” means the Internal Revenue Code of 1986, and all regulations and formal guidance issued thereunder, as amended from time to time, or any successor legislation thereto.

2.6  “COMMITTEE” means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 3 to administer the Plan, or in the absence of either, the Board.

2.7  “CORPORATION” means Littelfuse, Inc., a Delaware corporation, and any successor to all or substantially all of the assets or voting stock of such entity as provided in Section 18.

2.8  “DIRECTOR” means any individual who is a member of the Board.

2.9  “DISABILITY” means, unless otherwise provided in the Award Agreement or in an employment, change of control or similar agreement in effect between the Participant and the Corporation or Subsidiary, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation or a Subsidiary.

2.10  “EFFECTIVE DATE” means February 3, 2010.

2.11  “EMPLOYEE” means any Employee of the Corporation or any Subsidiary.

2.12  “EXCHANGE ACT” means the Securities Exchange Act of 1934, and all rules and formal guidance issued thereunder, as amended from time to time, or any successor act thereto.

2.13  “FAIR MARKET VALUE” means, with respect to the relevant date, if the Shares are duly listed on a national securities exchange or on The Nasdaq Stock Market, the closing price of a Share on such date, or, if there are no sales on such date, on the next preceding day on which there were sales, or if the Shares are not so listed, the fair market value of the Shares for such date, as determined by the Committee in good faith and in compliance with Code Section 409A. Such price shall be subject to adjustment as provided in Section 4.3.

2.14  “INCENTIVE STOCK OPTION” OR “ISO” means the right to purchase Shares pursuant terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive stock option within the meaning of Code Section 422, as described in Section 6.

2.15  “NAMED EXECUTIVE OFFICER” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

2.16  “NONQUALIFIED STOCK OPTION” OR “NQSO” means the right to purchase Shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Stock Option as described in Section 6.

2.17  “OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.18  “OPTION PRICE” means the per Share purchase price of a Share purchased pursuant to an Option.

2.19  “PARTICIPANT” means an Employee, prospective Employee, or Director who has outstanding an Award granted under the Plan, and includes those former Employees and former Directors who have certain post-termination rights under the terms of an Award.

2.20  “PERFORMANCE-BASED EXCEPTION” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.21  “PERFORMANCE PERIOD” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

2.22  “PERFORMANCE SHARE” means an Award granted to a Participant that entitles the Participant to delivery of Shares upon achievement of performance goals, as described in Section 9.

2.23  “PERFORMANCE UNIT” means an Award that entitles the Participant to a cash payment upon achievement of performance goals, as described in Section 9.

2.24  “PERIOD OF RESTRICTION” means the period during which the transfer of an Award or the Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Award or Shares are subject to a substantial risk of forfeiture, as provided in Sections 8 and 9.

2.25  “PLAN” means the Littelfuse, Inc. Long-Term Incentive Plan, as set forth herein.

2.26  “RESTRICTED STOCK” means an Award of Shares subject to a Period of Restriction granted to a Participant pursuant to Section 8.

2.27  “RESTRICTED STOCK UNIT” OR “RSUs” shall mean a right to receive Shares or cash upon the lapse of the Period of Restriction pursuant to Section 8.

2.28  “SERVICE” shall mean the performance of services for the Corporation (or any Subsidiary) within the meaning of Code Section 409A, except to the extent otherwise specifically provided in the Award Agreement.

2.29  “SHARE” OR “SHARES” means Shares of common stock of the Corporation.

2.30  “STOCK APPRECIATION RIGHT” OR “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value of Shares pursuant to the terms of Section 7.

2.31  “SUBSIDIARY” means any affiliate of the Corporation; provided, however, that with respect to any ISO “Subsidiary” means any Corporation during any period in which it is a “parent corporation” (as that term is defined in Code Section 424(e)) with respect to the corporation or a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Corporation.

SECTION 3.

ADMINISTRATION

3.1  PLAN ADMINISTRATION.  The Committee shall administer the Plan. The Committee shall consist of not fewer than two Directors who are non-Employee Directors of the Corporation, within the meaning of Rule 16b-3 of the Exchange Act; “outside directors”, as defined in Code Section 162(m)(4)(c)(i); and “independent directors” for purposes of the rules of the exchange on which the Shares are traded; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, to carry out the duties of the Committee for all purposes relating to any Award to a Named Executive Officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board.

Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be valid acts of the Committee.

3.2  AUTHORITY OF THE COMMITTEE.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Corporation, and subject to the provisions herein, the Committee shall have full power to select Employees, prospective Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; decide whether and to what extent Awards shall be structured to conform with Code Section 162(m) requirements for the Performance-Based Exception; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations consistent with the terms of the Plan for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to Section 15; provided that the Committee shall not have the authority to amend any Option or SAR to reduce its Option Price or base price except in accordance with Sections 4.3 and 4.4. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, including establishing administrative methods for the exercise of Options and SARs. The

Committee’s determinations, interpretations and actions under the Plan need not be uniform and may be made selectively among Employees, prospective Employees, Directors and their beneficiaries.

3.3  DECISIONS BINDING.  All determinations and decisions made by the Committee (or its delegate) pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Corporation, its stockholders, Employees, Directors, Participants, and their estates and beneficiaries.

3.4  DELEGATION BY COMMITTEE.  Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any Employee, including officers of the Corporation. The Committee may delegate to an executive officer of the Corporation the authority to grant Awards under the Plan to Employees who are not officers of the Corporation or any Subsidiaries, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved by the Committee prior to the grant of said Awards, the Committee in its delegation shall specify the maximum Shares that may be awarded to one Participant pursuant to such delegation in any calendar year, and the executive officer shall report any such grants to the Committee at its next meeting. In the case of any such delegation, references in this Plan to the “Committee” shall include any such delegate, as applicable. The Committee hereby delegates to each of the Corporation’s Corporate Secretary and General Counsel the authority to document any and all Awards made by the Committee and/or an authorized executive officer under the Plan. The Committee may revoke any such allocation or delegation at any time.

3.5  INFORMATION TO BE FURNISHED TO COMMITTEE.  The records of the Corporation and Subsidiaries as to an Employee’s, Director’s or Participant’s employment, termination of employment, performance of Services, termination of Services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must, as a condition to the receipt or settlement of any Award hereunder, furnish the Committee with such evidence, data or information as the Committee reasonably considers desirable to carry out the terms of the Plan.

3.6  INDEMNIFICATION.  In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Corporation shall indemnify the members of the Committee (and any delegates of the Committee, as permitted under Section 3.4, to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation or the Bylaws of the Corporation relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their delegates) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

SECTION 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1  SHARES AVAILABLE FOR AWARDS.

(a) The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Corporation. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 1,200,000 Shares, all of which may be issued pursuant to Incentive Stock Options and are subject to adjustment as provided in Section 4.3. The number of Shares reserved for issuance under this Plan, as set forth above, shall be increased by reserved but unissued shares under the Prior Plans, and no additional awards shall be granted under the Prior Plans. In no event shall fractional Shares be issued under the Plan.

(b) Upon:

(i) a payout of a SAR, RSU, or Performance Unit Award under this Plan or comparable awards under either of the Prior Plans in the form of cash; or

(ii) a cancellation, termination, expiration without exercise, forfeiture, or lapse for any reason, of any Award under this Plan or any award granted under either of the Prior Plans; the number of Shares underlying any such Award (or Prior Plan award) that were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Corporation or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Corporation’s assumption of the plan or arrangement of the acquired company or business.

All Restricted Shares which vest, and all Shares issued in settlement of an Option, SAR, Restricted Stock Unit, or Performance Share Award, or withheld for payment of the Option Price or any tax imposed upon the exercise or settlement of the Award, shall reduce the total number of Shares available under the Plan and shall not again be available for the grant of any Award hereunder.

Notwithstanding the foregoing, when a stock-settled SAR is exercised under the Plan or either of the Prior Plans, the total number of Shares subject to the SAR shall not be available for subsequent issuance under the Plan, regardless of the number of Shares used the settle the SAR.

4.2  INDIVIDUAL PARTICIPANT LIMITATIONS.  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a) Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, Restricted Stock, Restricted Stock Units and Performance Shares) that may be granted to a Named Executive Officer in any year shall be 200,000 Shares.

(b) The maximum aggregate cash payout with respect to any Award to any Named Executive Officer in any year shall be $3,000,000.

4.3  ADJUSTMENTS.  (a) Recapitalization.  Notwithstanding any other provision of the Plan, if the Corporation is involved in a corporate transaction or any other event which affects the Shares (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall make or provide for such adjustments to Awards to prevent the dilution or enlargement of rights of the Awards as follows:

(i) The Committee shall take action to adjust the number and kind of Shares that are issuable under the Plan and the maximum limits for each type of Award;

(ii) The Committee shall take action to adjust the number and kind of Shares subject to outstanding Awards;

(iii) The Committee shall take action to adjust the Exercise Price or base price of outstanding Options and Stock Appreciation Rights; and

(iv) The Committee shall make any other equitable adjustments.

Only whole Shares shall be issued in making the above adjustments. Further, the number of Shares available under the Plan or the number of Shares subject to any outstanding Awards shall be the next lower number of Shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code Section 424. If the Corporation issues any rights to subscribe for additional Shares pro rata to holders of outstanding Shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding Shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights.

(b) Reorganization.  If the Corporation is part of any reorganization involving merger, consolidation, acquisition of the Stock or acquisition of the assets of the Corporation, the Committee, in its discretion, may decide that:

(i) any or all outstanding Awards shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to each such Award would have been entitled;

(ii) any or all outstanding Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall remain exercisable for the remaining term of the Options or SARs under the terms of the Plan;

(iii) any or all Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Options or SARs have been granted; and/or

(iv) any or all unvested Restricted Stock Units and Restricted Stock on which restrictions have not yet lapsed shall become immediately fully vested, nonforfeitable and payable.

(c) Limits on Adjustments.  Any issuance by the Corporation of stock of any class other than the Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Plan shall be conclusive.

4.4  PROHIBITION ON REPRICING.  Anything else contained herein to the contrary notwithstanding, except as provided in Section 4.3, the Committee shall not amend any Option or SAR to reduce its Option Price or base price, and shall not issue to any Participant a new Award in exchange for the surrender and cancellation of any other Award, if such new Award has an Option Price or base price (as applicable) lower than that of the Award for which it is exchanged, or take any other action that would have the effect of reducing the Option Price or base price of an Option or SAR.

SECTION 5.

ELIGIBILITY AND PARTICIPATION

5.1  ELIGIBILITY.  Persons eligible to participate in the Plan include current and future U.S. and non-U.S. Employees (including officers), persons who have been offered employment by the Corporation or a Subsidiary (provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person begins employment with the Corporation or Subsidiary), and Directors, as designated by the Committee; provided, however, that ISOs may only be granted to U.S. Employees.

5.2  PARTICIPATION.  Subject to the provisions of the Plan, the Committee, shall determine and designate, from time to time, the Employees, prospective Employees and Directors to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

SECTION 6.

STOCK OPTIONS

6.1  GRANT OF OPTIONS AND AWARD AGREEMENT.

(a) Option Grant.  Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options, and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement, effective as of the grant date, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan. The Award Agreement shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422. If such Option is not designated as an ISO, such Option shall be deemed an NSO. No ISO may be granted to any person more than 10 years after the Effective Date of the Plan.

6.2  OPTION PRICE.  The Committee shall designate the Option Price for each Share subject to an Option under the Plan, provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted, and which Option Price may not be subsequently decreased by the Committee except pursuant to Section 4.3 and in compliance with Code Section 409A. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Corporation or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3  TERM OF OPTIONS.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the 10th anniversary of the grant date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Corporation or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.4  EXERCISE OF OPTIONS.  Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant, and shall be set forth in the applicable Award Agreement, subject to Section 11. Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000. Any ISOs that become exercisable in excess of such amount shall be deemed NSOs to the extent of such excess. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares that must be exercised at any one time.

6.5  EXERCISE AND PAYMENT.  Options granted under this Section 6 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and all applicable tax withholding. The Option Price and applicable tax withholding upon exercise of any Option shall be payable to the Corporation in full either:

(a) in cash or its equivalent,

(b) by tendering previously acquired Shares (held for any minimum period needed to avoid adverse impacts to the Corporation’s earnings for financial reporting purpose), valued at their Fair Market Value at the time of exercise, with such documentation as the Committee may require, or

(c) a combination of (a) and (b).

In addition, payment of the Option Price and applicable tax withholding may be payable by one or more of the following methods either upon written consent from the Committee or if one or more of the following methods will not result in a charge to the Corporation’s earnings for financial reporting purposes:

(a) by withholding Shares that otherwise would be acquired on exercise (valued at their Fair Market Value at the time of exercise),

(b) by tendering other Awards payable under the Plan, or

(c) by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Corporation the amount of proceeds from a sale of all or a portion of the Shares being exercised.

As soon as practicable after receipt of a written (or electronic) notification of exercise and full payment, the Corporation shall deliver, electronically or in paper form, the Shares to the Participant. No Participant shall have any rights of a shareholder with respect to Shares subject to an Option, including any right to receive dividends, to vote, or to participate in the equity of the Company, until such Option has been exercised and payment made in full as provided herein.

SECTION 7.

STOCK APPRECIATION RIGHTS

7.1  GRANT OF SARS AND AWARD AGREEMENT.

(a) SAR Grant.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the base price of the SAR, which base price shall be at least equal to the Fair Market Value of a Share on the grant date of the SAR. Base prices of SARs shall not subsequently be decreased by the Committee, except pursuant to Section 4.3. The Committee, in its sole discretion, may provide a maximum dollar limit on the total aggregate payment due under a SAR.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

7.2  TERM OF SARS.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten years from the grant date.

7.3  EXERCISE OF SARS.  SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant, and shall be set forth in the applicable Award Agreement, subject to Section 11. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares with respect to which the SAR must be exercised at any one time.

7.4  EXERCISE AND PAYMENT.  SARs granted under this Section 7 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised, accompanied by full payment for all applicable tax withholding. The applicable tax withholding upon exercise of any SAR shall be payable to the Corporation in full in the same manner as set forth in Section 6.5 above. As soon as administratively practicable following exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the base price per Share; by

(b) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, exercisable at any time, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1  GRANT OF RESTRICTED STOCK OR RSUS AND AWARD AGREEMENT.

(a) Grant of Restricted Stock/Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or RSUs to Participants in such amounts as the Committee shall determine in its sole discretion. The Committee shall have complete discretion in determining the number of Shares underlying each Award (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions, including the Period of Restriction or vesting, pertaining to such Restricted Stock or RSU. The Committee may designate an RSU as payable in cash, Stock, or a combination thereof.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction or vesting, the number of Shares granted, and such other provisions as the Committee shall determine pursuant to Section 8.3 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan.

8.2  TRANSFERABILITY OF RESTRICTED STOCK.  Except as provided in this Section 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee (subject to Section 11) and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion (subject to Section 11) and set forth in the Award Agreement.

8.3  SETTLEMENT OF AWARD.  Except as otherwise provided in Section 18.7 or in any Award Agreement, and subject to any deferral elected pursuant to Section 13.2, the Corporation shall retain the certificates representing Shares of Restricted Stock in the Corporation’s possession, or may deposit or transfer such Shares electronically to a custodian designated by the Committee, until such time as all conditions and/or restrictions applicable to such Shares have been satisfied as soon as administratively practicable after the last day of the applicable Period of Restriction on a Restricted Stock Award or following vesting of an RSU Award, Shares covered by such Restricted Stock Award or, in the case of RSUs, cash, Shares, or a combination thereof, shall be delivered (in the case of Shares, electronically or in paper form) to the Participant.

8.4  SHAREHOLDER RIGHTS.  Unless otherwise designated by the Committee in the Award Agreement, the Participant shall have no shareholder rights with respect to the Shares subject to the Restricted Stock or RSU Award, including voting and cash dividend rights, until after the last day of the Period of Restriction on the Restricted Stock or vesting of the RSU and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Restricted Stock Award and subject to a Period of Restriction equal to the remaining Period of Restriction applicable to the Shares of Restricted Stock with respect to which the dividend is paid. As a condition to receipt of Shares of Restricted Stock, the Participant shall execute any voting proxies or other similar documents requested by the Committee.

SECTION 9.

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1  GRANT OF PERFORMANCE UNITS/SHARES AND AWARD AGREEMENT.

(a) Grant of Performance Unit/Shares.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its sole discretion, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

9.2  VALUE OF PERFORMANCE UNITS/SHARES.  Each Performance Share shall represent the Participant’s right to receive a Share (subject to Section 9.4), upon satisfaction of performance goals established by the Committee. Each Performance Unit shall represent the Participant’s right to receive a cash payment equal to the value of the Performance Unit (as determined by the Committee on the grant date, and subject to Section 9.4), upon satisfaction of the performance goals established by the Committee. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares and/or Performance Units that will be paid out to the Participant. For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.

9.3  EARNING OF PERFORMANCE UNITS/SHARES.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payment on his or her Performance Units and/or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding performance goals have been achieved, as determined by the Committee.

9.4  FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES.  Except as provided below, and subject to any deferral elected pursuant to Section 13.2, payment of earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Any Shares paid to a Participant may be subject to any restrictions deemed appropriate by the Committee.

9.5  SHAREHOLDER RIGHTS.  Unless otherwise designated by the Committee in the Award Agreement, the Participant shall have no shareholder rights with respect to the Shares subject to the Performance Share Award, including voting and cash dividend rights, until after the Award has vested and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Award and subject to the same accrual, forfeiture, and payout restrictions as apply to the underlying Award with respect to which the dividend is paid.

SECTION 10.

PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; operating income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; capital expenditures; expense levels; stock price; debt levels; market share; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to the Corporation or the Corporation’s business; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Corporation, a Subsidiary, division and/or other operational unit under one or more of such measures.

The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the preestablished performance goals).

In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of the Performance-Based Exception or Code Section 162(m) and, thus, using performance measures other than those specified above.

SECTION 11.

VESTING AND FORFEITURES

11.1  VESTING.  As part of making any Award, the Committee may determine the time and conditions under which the Award will vest or the Period of Restriction will lapse. Vesting or the lapse of the Period of Restriction may, in the Committee’s discretion, be based solely upon continued employment or Service for a specified period of time, or may be based upon the achievement of specific performance goals (Corporation-wide, Subsidiary-wide, divisional, and/or individual) which are established by the Committee in its discretion, subject to Section 10. For all purposes of this Plan, “vesting” of an Award shall mean:

(a) In the case of an Option or SAR, the time at which the Participant has the right to exercise the Award.

(b) In the case of Restricted Stock, the end of the Period of Restriction.

(c) In the case of Restricted Stock Units, the end of the Period of Restriction.

(d) In the case of Performance Shares or Performance Units, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares or Performance Units, which shall not be less than one year from the grant date, except as otherwise provided in Section 11.2.

Vesting or lapse provisions need not be uniform among Awards granted at the same time or to persons similarly-situated. Vesting and lapse requirements shall be set forth in the applicable Award Agreement.

11.2  VESTING ON TERMINATION OF EMPLOYMENT.  Unless otherwise approved by the Committee either at the time of grant or at some later date in accordance with Code Sections 409A and 422, upon the termination of the Participant’s employment or Service with the Corporation and its Subsidiaries, all outstanding Awards shall be cancelled and no longer exercisable on the date of the termination. To the extent that the Committee approves extended vesting or exercise provisions, such provisions need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination.

11.3  ACCELERATION OF VESTING.  The Committee may, in its sole discretion, accelerate the vesting or lapse of the Period of Restriction, in whole or in part, with respect to any Award, but no such acceleration shall be effective unless evidenced by a writing signed by a duly authorized officer of the Corporation. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.4  EXTENSION OF EXERCISE PERIOD. The Committee may, in its sole discretion, subject to the terms of the Plan, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s termination of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option or SAR term, and/or to permit the Option or SAR to be exercised, during the applicable post-termination exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Participant’s termination of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service. Such an extension may result in recharacterization of an ISO as a NSO.

SECTION 12.

TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

12.1  LIMITS ON TRANSFERABILITY OF AWARDS.

(a) Except as otherwise provided below, Awards may be exercisable only by the Participant during the Participant’s lifetime, and Awards shall not be transferable other than by will or the laws of descent and distribution. Any purported transfer of any Award or any interest therein that does not comply with the terms of this Plan shall be null and void and confer no rights of any kind upon the purported transferee.

(b) The Committee may, in its discretion, permit a Participant to transfer any Award other than an ISO to any family member of such Participant, subject to such restrictions and limitations as the Committee may provide; provided, however, that any such Award shall remain subject to all vesting, forfeiture, and other restrictions provided herein and in the Award Agreement to the same extent as if it had not been transferred; and provided further that in no event shall any transfer for value be permitted. For purposes of this Section 12.1(b), the terms “family member” and “transfer for value” have the same meaning as in the General Instructions to SEC Form S-8, or such other form as the SEC may promulgate in replacement thereof.

(c) To the maximum extent permitted by law, no Award shall be subject, in whole or in part, to attachment, execution or levy of any kind; provided, however, that nothing contained herein shall affect the right of setoff set forth in Section 14.3.

(d) Nothing contained in this Section 12.1 shall preclude a Participant from transferring Restricted Shares that have vested, or Shares that are issued in settlement of an Option, SAR, RSU, or Award of Performance Shares or Performance Units, subject to the remaining provisions of this Plan and applicable law.

12.2  DESIGNATION OF BENEFICIARY.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing (or electronically, if permitted by the Committee) with the Secretary of the Corporation (or its designee) during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 13.

DEFERRALS; COMPLIANCE WITH SECTION 409A

13.1  PROHIBITION ON DEFERRALS OF OPTIONS, SARS, AND RESTRICTED STOCK.  No Participant shall have the right to defer the amount of Shares or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Stock upon the vesting thereof.

13.2  DEFERRALS OF RESTRICTED STOCK UNITS, PERFORMANCE UNITS AND PERFORMANCE SHARES.  The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, subject to the following:

(a) A deferral election may be made only at one of the following two times:

(i) In the case of an Award that cannot vest (other than by reason of death, Disability, or a Change in Control) earlier than the first anniversary of the date of grant, not later than the earlier of thirty days after the date of grant or one year prior to the earliest date on which the Award may vest.

(ii) In the case of an Award that is subject to a Performance Period of not less than one year, and the vesting of which is subject to the attainment of Performance Criteria that are established within the first 90 days of the Performance Period and that are not substantially certain of being achieved at the time of grant, not later than six months prior to the end of the Performance Period.

(b) A deferral election shall state the time and manner of payment. Payment must either be on a specified date, at the time of the Participant’s separation from Service with the Corporation and its Subsidiaries as defined in Code Section 409A, death, or Disability, or upon the occurrence of a Change in Control. Notwithstanding the foregoing:

(i) An amount payable by reason of a separation from Service to an Employee who is a “key employee” of the Corporation, as defined in Code Section 409A, shall not be paid until six months after the separation from service, and any portion of such amount that would otherwise be payable during such six month period shall be paid instead at the end of such period.

(ii) Payment of any amount that the Corporation reasonably determines would not be deductible by reason of Code Section 162(m) shall be deferred until the earlier of the earliest date on which the Corporation reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

(iii) Any payment that the Corporation reasonably determines will violate a term of a loan agreement to which the Corporation is a party, or other similar contract to which the Corporation is a party, and such violation will cause material harm to the Corporation shall be deferred until the earliest date at which the Corporation reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Corporation.

(iv) Any payment that the Corporation reasonably anticipates that will violate Federal securities laws or other applicable law will be deferred until the earliest date at which the Corporation reasonably anticipates that the making of the payment will not cause such violation.

(v) The Committee may permit Participants to elect to further defer payments, provided that any such election is made not less than one year prior to the date on which the payment would otherwise be made, and that the deferral is for a period of at least five years.

(c) No payment that a Participant has elected to defer pursuant to this Section 13.2 may be paid at any earlier date, except in accordance with procedures adopted by the Committee in compliance with Code Section 409A.

13.3  COMPLIANCE WITH SECTION 409A.  The provisions of this Plan, including but not limited to this Section 13, are intended to comply with the restrictions of Code Section 409A, and, notwithstanding the Participant consent requirements of Section 15.1, the Committee reserves the right to amend any provision of this Plan, or any outstanding Award, to the extent necessary to comply with Section 409A.

SECTION 14.

RIGHTS AND OBLIGATIONS OF PARTIES

14.1  NO GUARANTEE OF EMPLOYMENT OR SERVICE RIGHTS.  Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Corporation or any Subsidiary.

For purposes of the Plan, temporary absence from employment or Service because of illness, vacation, approved leaves of absence, and transfers of employment or Service among the Corporation and its Subsidiaries, shall not be considered to terminate employment or Service or to interrupt continuous employment or Service. Conversion of a Participant’s employment relationship to a Service arrangement, and vice versa, shall not result in termination of previously granted Awards.

14.2  PARTICIPATION.  No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

14.3  RIGHT OF SETOFF.  The Corporation or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Corporation, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.

14.4  SECTION 83(B) ELECTION.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the U.S. may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

14.5  DISQUALIFYING DISPOSITION NOTIFICATION.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

SECTION 15.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1  AMENDMENT, MODIFICATION, AND TERMINATION.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Corporation’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no Board action, other than to the extent necessary to comply with applicable U.S. or foreign laws, may materially and adversely affect the rights of such Participant under any outstanding Award. The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

15.2  AWARDS PREVIOUSLY GRANTED.  No termination, amendment, or modification of the Plan, other than to the extent necessary to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any Award previously granted under the Plan, without the written (or electronic) consent of the Participant holding such Award.

SECTION 16.

WITHHOLDING

The Corporation shall have the power and the right to deduct or withhold from amounts due to the Participant by the Corporation, or require a Participant to remit to the Corporation as a condition of any Award, an amount (in cash or in kind, subject to the approval of the Corporation) sufficient to satisfy the minimum Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. Notwithstanding the above, in the case of Options or SARs, such tax withholding shall be accomplished as set forth in Sections 6.5 and 7.4.

SECTION 17.

SUCCESSORS

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Corporation or otherwise.

SECTION 18.

MISCELLANEOUS

18.1  UNFUNDED PLAN.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or the obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

18.2  COMPLIANCE WITH CODE SECTION 162(M).  The Corporation intends that Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the term Named Executive Officer as used herein shall mean only a person designated by the Committee as likely to be a Named Executive Officer with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

18.3  AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside the U.S. in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the U.S.. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides. If determined advisable by the Committee, an Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

18.4  GENDER AND NUMBER; HEADINGS.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

18.5  SEVERABILITY.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.6  REQUIREMENTS OF LAW.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. If at any time on or after the Effective Date, the Committee, in its discretion, shall determine that the requirements of any applicable federal or state securities laws should fail to be met, no Shares issuable under Awards and no Options or SARs shall be exercisable until the Committee has determined that these requirements have again been met. The Committee may suspend the right to exercise an Options or SAR at any time when it determines that allowing the exercise and issuance of Shares would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or SAR are extended during a period of suspension. With respect to “Insiders,” transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Each Award Agreement and each certificate representing securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear such restrictive legend(s) as the Corporation deems necessary or advisable under applicable law, including Federal and state securities laws. If the date of the vesting or lapse of the Period of Restriction with respect to any Award, other than an Option or SAR, held by Participant who is subject to the Corporation’s policy regarding trading of its Stock by its officers and directors and Shares (the “original vesting date”) is not within a “window period” applicable to the Participant, as determined by the Corporation in accordance with such policy, then the vesting or lapse of the Period of Restriction with respect to such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the Participant pursuant to such policy.

18.7  ADDITIONAL RESTRICTIONS ON TRANSFERS.  The Committee may impose such restrictions on any Shares acquired pursuant to an Award, including Restricted Shares, Performance Shares, or Shares received upon exercise of an Option or SAR or under an RSU, as it may deem advisable.

18.8  GOVERNING LAW.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. LITTELFUSE, INC. O’HARE PLAZA Electronic Delivery of Future PROXY MATERIALS 8755 W. HIGGINS ROAD If you would like to reduce the costs incurred by our company in mailing proxy CHICAGO, IL 60631 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you nominee(s) on the line below. vote FOR the following: 0 0 0 1. Election of Directors Nominees 01 T. J . Chung 02 John P. Driscoll 03 Anthony Grillo 04 Gordon Hunter 05 John E. Major 06 William P. Noglows 07 Ronald L. Schubel The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Approve and ratify the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for 0 0 0 the 2010 fiscal year. The Board of Directors does not have a recommendation for voting on the following proposal(s): For Against Abstain 3 Approve the adoption of the Littelfuse, Inc. Long-Term Incentive Plan. 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. 0 (see reverse for instructions) Yes No R2.09.05.010 Please indicate if you plan to attend this meeting 0 0 1 Please sign exactly as your name(s) appear(s) hereon. When signing as 0000049830 attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

LITTELFUSE, INC. Annual Meeting of Stockholders Friday, April 30, 2010 9:00 a.m. Central Time Chicago Marriott O’Hare 8535 W. Higgins Road Chicago, IL 60631 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Notice & Proxy Statement is/are available at www.proxyvote.com . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Annual Meeting of Stockholders April 30, 2010 The stockholder(s) hereby appoint(s) Philip G. Franklin and Mary S. Muchoney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of the ballot, all of the shares of Common Stock of Littelfuse, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on April 30, 2010, at the Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, Illinois, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2 and PROPOSAL 3. R2.09.05.010 Address change/comments: 2 0000049830 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side